SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement.	☐ Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☒ Definitive proxy statement.
☐ Definitive additional materials.
☐ Soliciting material under Rule 14a-12.

Lakeland Financial Corporation

________________________________________________________________________________

(Name of Registrant as Specified in Its Charter)

________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1) Title of each class of securities to which transaction applies:
________________________________________________________________________________

(2) Aggregate number of securities to which transaction applies:
________________________________________________________________________________

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________________

(4) Proposed maximum aggregate value of transaction:
________________________________________________________________________________

(5) Total fee paid:
________________________________________________________________________________

☐ Fee paid previously with preliminary materials:
___________________________________________________________________________________

☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
________________________________________________________________________________

(2) Form, Schedule or Registration Statement No.:
________________________________________________________________________________

(3) Filing Party:
________________________________________________________________________________

(4) Date Filed:

P.O. Box 1387 •Warsaw, Indiana 46581 •(574) 267-6144

March 3, 2008

Dear Shareholder:

On behalf of the board of directors and management of Lakeland Financial Corporation, we cordially invite you to attend the annual meeting of shareholders of Lakeland Financial Corporation to be held at 12:00 p.m. on April 8, 2008, at Westminster Hall located at 109 9th Street in Winona Lake, Indiana. The accompanying notice of annual meeting of shareholders and proxy statement discuss the business to be conducted at the meeting. We have also enclosed a copy of our 2007 summary annual report to shareholders and a copy of our annual report on Form 10-K for your review. At the meeting we will review our performance in 2007 and update you on our strategic plan as we move forward.

Our Nominating and Corporate Governance Committee has nominated five persons to serve as directors, each of whom is an incumbent director. Additionally, our Compensation Committee has adopted, and we recommend that you approve the adoption of, the Lakeland Financial Corporation 2008 Equity Incentive Plan. Our Audit Committee has selected, and we recommend, that you ratify the selection of Crowe Chizek and Company LLC to continue as our independent registered public accounting firm for the year ending December 31, 2008. We recommend you vote your shares for the director nominees, for the adoption of the incentive plan and in favor of the ratification of our accountants.

We encourage you to attend the meeting in person. Please return the enclosed RSVP card if you plan to attend. Whether or not you plan to attend, however, please complete, date, sign and return the enclosed proxy card in the enclosed envelope. This will assure that your shares are represented at the meeting.

We look forward with pleasure to seeing and visiting with you at the meeting.

Very truly yours,

Michael L. Kubacki
Chairman of the Board, President and Chief Executive
Officer

P.O. Box 1387 •Warsaw, Indiana 46581 •(574) 267-6144

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD APRIL 8, 2008

To the shareholders:

The annual meeting of the shareholders of Lakeland Financial Corporation will be held on Tuesday, April 8, 2008, at 12:00 p.m. at Westminster Hall located at 109 9th Street in Winona Lake, Indiana, for the following purposes:

1. to elect five members of the board of directors;

2. to adopt the Lakeland Financial Corporation 2008 Equity Incentive Plan;

3. to ratify the appointment of Crowe Chizek and Company LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and

4. to transact such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

Only shareholders of record on our books at the close of business on February 20, 2008, the record date for the annual meeting, will be entitled to vote at the annual meeting. In the event there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the annual meeting, the meeting may be adjourned or postponed in order to permit us to further solicit proxies.

By order of the board of directors

David M. Findlay
Executive Vice President and Secretary

Warsaw, Indiana

March 3, 2008

PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. WE HOPE THAT YOU WILL BE ABLE TO ATTEND THE MEETING, AND IF YOU DO YOU MAY VOTE YOUR STOCK IN PERSON IF YOU WISH. YOU MAY REVOKE THE PROXY CARD AT ANY TIME PRIOR TO ITS EXERCISE.

LAKELAND FINANCIAL CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

April 8, 2008

Lakeland Financial Corporation, an Indiana corporation, with its principal executive offices located in Warsaw, Indiana, is the holding company for Lake City Bank. We also own all of the common securities of Lakeland Statutory Trust II, a Connecticut business trust created for the issuance of trust preferred securities. Lake City Bank owns all of the common stock of LCB Investments II, Inc. (a subsidiary formed in 2006), formed to manage a portion of the Bank’s securities portfolio. LCB Investments II, Inc. owns all of the common stock of LCB Funding, Inc. (a subsidiary formed in 2006) a real estate investment trust.

This proxy statement is being furnished to shareholders in connection with the solicitation by our board of directors of proxies to be used at the annual meeting to be held at Westminster Hall, located at 109 9th Street in Winona Lake, Indiana on Tuesday, April 8, 2008 at 12:00 p.m., or at any adjournments or postponements of the meeting. Our summary annual report to shareholders, including the consolidated financial statements for the fiscal year ended December 31, 2007 and a copy of our Form 10-K that we filed with the Securities and Exchange Commission, accompanies this proxy statement, which is first being mailed to shareholders on or about March 3, 2008.

The following is information regarding the meeting and the voting process, presented in a question and answer format.

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because on February 20, 2008, the record date for the annual meeting, you owned shares of Lakeland Financial’s common stock. This proxy statement describes the matters that will be presented for consideration by the shareholders at the annual meeting. It also gives you information concerning the matters to assist you in making an informed decision.

When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy card in advance of the meeting just in case your plans change.

If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

What matters will be voted on at the meeting?

You are being asked to vote on the election of five directors of Lakeland Financial for a term expiring in 2011, the adoption of the Lakeland Financial Corporation 2008 Equity Incentive Plan and the ratification of the appointment of Crowe Chizek and Company LLC as our independent registered public accounting firm for the 2008 fiscal year. These matters are more fully described in this proxy statement.

How do I vote?

You may vote either by mail or in person at the meeting. If you are a record holder of shares, you may complete and sign the enclosed proxy card and mail it in the enclosed pre-addressed envelope. No postage is required if mailed in the United States. If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct.

If you sign and return your proxy card but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted “for” all five nominees named in this proxy statement, “for” the adoption of the equity incentive plan and “for” the ratification of the appointment of our auditors.

If you are a beneficial owner and a broker or other fiduciary is the record holder (or in what is usually referred to as “street name”), then you received this proxy statement from the record holder. The record holder should have given you instructions for directing how the record holder should vote your shares. It will then be the record holder’s responsibility to vote your shares for you in the manner you direct.

If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of a broker or other fiduciary, you will need to arrange to obtain a proxy from the record holder in order to vote in person at the meeting. Even if you plan to attend the annual meeting, you should complete and return your proxy card in advance of the annual meeting in case your plans change.

If I hold shares in the name of a broker, who votes my shares?

Under the rules of various national and regional securities exchanges, brokers and other fiduciaries may generally vote on routine matters, such as the election of directors and the ratification of independent registered public accounting firm, but cannot vote on non-routine matters, such as an amendment to the certificate of incorporation or the adoption of a equity incentive plan, unless they have received voting instructions from the person for whom they are holding shares. You should do this by carefully following the instructions your broker gives you concerning their procedures.

What does it mean if I receive more than one proxy card?

It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return ALL proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy card?

If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	signing another proxy card with a later date and returning that proxy card to our transfer agent at:

American Stock Transfer and Trust Company

59 Maiden Lane

New York, New York 10038;

•	sending notice to us that you are revoking your proxy; or
•	voting in person at the meeting.

If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

How many votes do we need to hold the annual meeting?

A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

Shares are counted as present at the meeting if the shareholder either:

•	is present and votes in person at the meeting; or

•	has properly submitted a signed proxy card or other form of proxy.

On February 20, 2008, the record date, there were 12,215,223 shares of common stock issued and outstanding. Therefore, at least 6,107,612 shares need to be present at the annual meeting.

What happens if a nominee is unable to stand for re-election?

The board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than five nominees. We have no reason to believe any nominee will be unable to stand for re-election.

What options do I have in voting on each of the proposals?

You may vote “for” or “withhold authority to vote for” each nominee for director. You may vote “for,” “against” or “abstain” on the adoption of the equity incentive plan, and the ratification of the appointment of our independent registered public accounting firm and on any other proposal that may properly be brought before the meeting.

How many votes may I cast?

Generally, you are entitled to cast one vote for each share of stock you owned on the record date. The proxy card included with this proxy statement indicates the number of shares owned by an account attributable to you.

How many votes are needed for each proposal?

Directors will be elected by a plurality and the five individuals receiving the highest number of votes cast “for” their election will be elected as directors of Lakeland Financial.

The adoption of the equity incentive plan, ratification of the appointment of our independent registered public accounting firm and all other matters must receive the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. Broker non-votes will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present on the matter.

Where do I find the voting results of the meeting?

If available, we will announce voting results at the meeting. The voting results will also be disclosed in our Form 10-Q for the quarter ended June 30, 2008.

Who bears the cost of soliciting proxies?

We will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of Lakeland Financial or its subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock at February 20, 2008, by each person known by us to be the beneficial owner of more than 5% of the outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table, which can be found later in this proxy statement, and by all directors and executive officers of Lakeland Financial as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership of securities within 60 days of February 20, 2008.

Name of Individual or Number of Individuals in Group	Amount and Nature of Beneficial Ownership(1,2)		Percent of Class
5% Shareholders
Lakeland Financial Corporation 401(k) Plan Post Office Box 1387 Warsaw, Indiana 46581-1387	848,609	(3)	6.95%
Directors and Nominees
Robert E. Bartels, Jr.	2,200	(4)	*
L. Craig Fulmer	54,348	(5)	*
Thomas A. Hiatt	1,640	(6)	*
Michael L. Kubacki	165,472	(7)	1.33%
Allan J. Ludwig	56,508	(8)	*
Charles E. Niemier	76,663	(9)	*
Emily E. Pichon	3,000	(10)	*
Richard L. Pletcher	34,558	(11)	*
Steven D. Ross	8,448	(12)	*
Donald B. Steininger	33,417	(13)	*
Terry L. Tucker	37,246	(14)	*
M. Scott Welch	30,230	(15)	*
Other Named Executive Officers
David M. Findlay	68,204	(16)	*
Charles D. Smith	112,481	(17)	*
Kevin L. Deardorff	48,394	(18)	*
James D. Westerfield	2,590		*

All directors and executive officers as a group (19 persons)	753,800	(19)	6.06%

*Indicates that the individual or entity owns less than one percent of Lakeland Financial’s common stock.

(1)	The total number of shares of common stock issued and outstanding on February 20, 2008 was 12,215,223.
(2)

The information contained in this column is based upon information furnished to us by the persons named above and as shown on our transfer records. The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power.

(3)

This information has been supplied by Fidelity Investments which serves as trustee of the trust for the plan. Participant employees of Lakeland Financial and Lake City Bank exercise voting and investment power over the shares held in their respective participant accounts. Lake City Bank exercises sole investment power over those shares not allocated to any participant account.

(4)	Includes 2,000 options, which are currently exercisable, over which Mr. Bartels has no voting power and sole investment power.
(5)

Includes 5,706 shares held by Mr. Fulmer’s individual retirement account, as to which shares he shares voting and investment power; 600 shares held by Mr. Fulmer’s wife’s individual retirement account, as to which shares he shares voting and investment power; 5,350 options, which are currently exercisable, over which Mr. Fulmer has no voting power and sole investment power; and 17,074 shares credited to Mr. Fulmer’s account as of February 5, 2008 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.

(6)

Includes 600 shares held by Mr. Hiatt’s wife’s individual retirement account, as to which shares he shares voting and investment power; and 1,019 shares credited to Mr. Hiatt’s account as of February 5, 2008 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.

(7)

Includes 200 shares owned by Mr. Kubacki’s son and 600 shares held in a trust in which he serves as co-trustee and 57,000 options, which are currently exercisable, over which Mr. Kubacki has no voting power and sole investment power.

(8)

Includes 14,384 shares held by Ludwig Investments, as to which shares Mr. Ludwig exercises voting and investment power; 16,000 shares held by Mr. Ludwig’s individual retirement account, as to which shares he exercises voting and investment power; 4,000 shares held by Mr. Ludwig’s wife’s retirement account, as to which shares Mr. Ludwig disclaims any beneficial interest; 7,200 options, which are currently exercisable, over which Mr. Ludwig has no voting power and sole investment power; and 14,924 shares credited to Mr. Ludwig’s account as of February 5, 2008 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.

(9)

Includes 40,169 shares held by Mr. Niemier’s individual retirement account, as to which shares he shares voting and investment power; 4,322 shares held by Mr. Niemier’s wife’s individual retirement account, as to which shares he disclaims any beneficial interest; 8,606 shares held in Mr. Niemier’s 401(k) plan, as to which shares he shares voting and investment power; 5,350 options, which are currently exercisable, over which Mr. Niemier has no voting power and sole investment power; and 13,405 shares credited to Mr. Niemier’s account as of February 5, 2008 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.

(10)	Includes 2,000 options, which are currently exercisable, over which Ms. Pichon has no voting power and sole investment power.
(11)

Includes 1,580 shares held by Mr. Pletcher’s individual retirement account. Also included are 1,580 shares held by Mr. Pletcher’s wife’s individual retirement account, with respect to which shares Mr. Pletcher disclaims any beneficial interest; 5,350 options, which are currently exercisable, over which Mr. Pletcher has no voting power and sole investment power; and 23,159 shares credited to Mr. Pletcher’s account as of February 5, 2008 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.

(12)	Includes 200 shares owned by Mr. Ross’s daughter and 1,400 options, which are currently exercisable, over which Mr. Ross has no voting power and sole investment power.
(13)

Includes 14,835 shares held by Mr. Steininger’s individual retirement account, as to which shares he exercises voting and investment power, 2,400 shares held by Mr. Steininger’s wife’s individual retirement account, as to which shares he shares voting and investment power; and 4,182 shares credited to Mr. Steininger’s account as of February 5, 2008 under terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.

(14)

Includes 7,200 options, which are currently exercisable, over which Mr. Tucker has no voting power and sole investment power; and 15,654 shares credited to Mr. Tucker’s account as of February 5, 2008 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.

(15)

Includes 1,400 shares held by Mr. Welch’s wife’s individual retirement account, as to which shares he shares voting and investment power; 5,350 options, which are currently exercisable, over which Mr. Welch has no voting power and sole investment power; and 10,880 shares credited to Mr. Welch’s account as of February 5, 2008 under the terms of the Amended and Restated Lakeland Financial Corporation Directors Fee Deferral Plan.

(16)	Includes 2,000 shares owned by Mr. Findlay’s wife and 60,000 options, which are currently exercisable, over which Mr. Findlay has no voting power and sole investment power.
(17)

Includes 592 shares owned by Mr. Smith’s wife, as to which shares he disclaims any beneficial interest and 35,350 options, which are currently exercisable, over which Mr. Smith has no voting power and sole investment power.

(18)	Includes 33,558 options, which are currently exercisable, over which Mr. Deardorff has no voting power and sole investment power.
(19)	This includes shares which have been allocated to executive officers under the 401(k) plan through December 31, 2007.

ELECTION OF DIRECTORS

Shareholders will be entitled to elect five directors for a term expiring in 2011 at the annual meeting. Our board is divided into three classes of directors having staggered terms of three years. In January 2007, we expanded the size of our board from twelve to thirteen directors and appointed Thomas A. Hiatt as a director to the class standing for election at the 2008 meeting. In June 2007, we reduced the size of the board back to twelve, following the resignation of George H. Huber as a director. We have no knowledge that any nominee will refuse or be unable to serve, but if any of the nominees is unavailable for election, the holders of the proxies reserve the right to substitute another person of their choice as a nominee when voting at the meeting.

Set forth below is information concerning the nominees for election and for each of Lakeland Financial’s other directors, whose term of office will continue after the meeting, including the age, the year first appointed or elected as a director and the other positions held by the person at Lakeland Financial and Lake City Bank. The nominees, if elected at the annual meeting, will serve as directors for a three-year term expiring in 2011, except as noted below. We recommend that shareholders vote “FOR” each of the nominees for director. Unless authority to vote for the nominees is withheld, the shares represented by the enclosed proxy card, if executed and returned, will be voted “FOR” the election of the nominees.

NOMINEES

Term Expires 2011	Director Since	Positions with Lakeland Financial and Lake City Bank
Robert E. Bartels, Jr. (age 43)	2002	Director of Lakeland Financial and Lake City Bank
Thomas A. Hiatt (age 60)	2007	Director of Lakeland Financial and Lake City Bank
Michael L. Kubacki (age 56)	1998	Chairman, President and Chief Executive Officer of Lakeland Financial and Lake City Bank
Steven D. Ross (age 53)	2000	Director of Lakeland Financial and Lake City Bank
M. Scott Welch (age 47)	1998	Director of Lakeland Financial and Lake City Bank

CONTINUING DIRECTORS

Term Expires 2009
Allan J. Ludwig (age 69)	1996	Director of Lakeland Financial and Lake City Bank
Emily E. Pichon (age 44)	2002	Director of Lakeland Financial and Lake City Bank
Richard L. Pletcher (age 66)	1992	Director of Lakeland Financial and Lake City Bank

Term Expires 2010
L. Craig Fulmer (age 65)	1993	Director of Lakeland Financial and Lake City Bank
Charles E. Niemier (age 52)	1998	Director of Lakeland Financial and Lake City Bank
Donald B. Steininger (age 65)	2001	Director of Lakeland Financial and Lake City Bank
Terry L. Tucker (age 67)	1988	Director of Lakeland Financial and Lake City Bank

Except as noted above, all directors will hold office for the terms indicated, or until their earlier death, resignation, removal or disqualification, and until their respective successors are duly elected and qualified. There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the board of directors or executive officer is related to any other nominee, member of the board of directors or executive officer. No nominee or director is a director of another “public corporation” (i.e. subject to the reporting requirements of the Securities Exchange Act of 1934) or of any investment company.

The business experience of each of the nominees and continuing directors for the past five years is as follows:

Mr.  Bartels, Jr. is President and Chief Executive Officer of Martin’s Supermarkets, Inc., a regional supermarket chain headquartered in South Bend, Indiana.

Mr.  Fulmeris Chairman of Heritage Financial Group, Inc., a real estate investment and management company based in Elkhart, Indiana.

Mr.  Hiatt is Managing Director and Founding Partner of Centerfield Capital Partners, a venture capital investment company headquartered in Indianapolis, Indiana.

Mr.  Kubackipresently serves as Chairman, President and Chief Executive Officer of Lakeland Financial and Lake City Bank. Prior to joining Lakeland Financial in 1998, Mr. Kubacki served as Executive Vice President of the Northern Trust Bank of California, NA.

Mr.  Ludwig is an entrepreneur and industrial developer in Elkhart, Indiana.

Mr.  Niemieris the former Chief Operating Officer of International Operations for Biomet, Inc., which is a manufacturer of medical and orthopedic devices based in Warsaw, Indiana. He is also a former director of Biomet, Inc. He also serves as a trustee of Valparaiso University.

Ms.  Pichon is a director of the Cole Foundation, a private charitable foundation focused on northeast Indiana education, economic development and conservation based in Fort Wayne, Indiana.

Mr.  Pletcheris President of Pletcher Enterprises, Inc., a holding company located in Nappanee, Indiana, and Chief Executive Officer of its principal subsidiary, Amish Acres, LLC, a heritage resort.

Mr.  Ross is President of Bertsch Services and President of Heartland Coffee Company. Bertsch is a regional food service and vending company and Heartland is a regional coffee and beverage service and vending company. Both companies are based in Warsaw, Indiana.

Mr.  Steininger is President of Steininger Development, a real estate development company based in Fort Wayne, Indiana.

Mr.  Tuckeris Chairman and Chief Executive Officer of Maple Leaf Farms, Inc., which is primarily engaged in duck production, processing and sales, as well as the production and sale of other food products and is headquartered in Milford, Indiana.

Mr.  Welchis the Chief Executive Officer of Welch Packaging Group, Inc., which is primarily engaged in producing industrial and point of purchase packaging and is headquartered in Elkhart, Indiana.

In addition, the following individuals serve as executive officers of Lakeland Financial and are named in the compensation tables included in this proxy statement:

David M. Findlay, age 46, became an Executive Vice President and Chief Financial Officer of Lakeland Financial and Lake City Bank in September, 2000. Prior to his arrival, Mr. Findlay served as the Chief Financial Officer of Quality Dining, Inc., a publicly traded company with its headquarters in South Bend, Indiana. Prior to that, he served in various capacities with The Northern Trust Company in Chicago.

Charles D. Smith, age 63, presently serves as an Executive Vice President of Lakeland Financial and Lake City Bank, positions he has held since 2000. He has served as an officer of Lake City Bank since 1983.

Kevin L. Deardorff, age 46, presently serves as an Executive Vice President of Lakeland Financial and Lake City Bank, positions he has held since 2001. He has served as an officer of Lake City Bank since 1993.

James D. Westerfield, age 50, presently serves as a Senior Vice President and Trust Officer of Lakeland Financial and as head of our Wealth Advisory Group. He joined Lake City Bank in December 2005 and assumed his current responsibilities as of February 2006. Prior to that time, Mr. Westerfield served in similar capacities at other banks since 1995.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. They are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms, and, if appropriate, representations made to us by any reporting person concerning whether a Form 5 was required to be filed for 2007, we are not aware that any of our directors, executive officers or 10% shareholders failed to comply with the filing requirements of Section 16(a) during 2007 except for the following: Mr. Smith and Ms. Debatty each of which did not timely file one report concerning the acquisition and disposition of 650 and 1,200 shares of our common stock, Messrs. Westerfield, Niemier and Steininger each of whom did not timely file one report concerning an acquisition of our common stock totaling 500, 2,925 and 835 shares, respectively; Mr. Fulmer who did not timely file two reports concerning the acquisition of our common stock totaling 189 shares and Mr. Deardorff who did not timely file three reports concerning an acquisition of our common stock through option exercises totaling 4,800 shares.

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

General

Generally, the board oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the board does not involve itself in the day-to-day operations of Lakeland Financial, which is monitored by our executive officers and management. Our directors fulfill their duties and responsibilities by attending regular meetings of the board, which convene at least eight times per year, and through committee membership, which is discussed below. Our directors also discuss business and other matters with Mr. Kubacki, our President and Chief Executive Officer, other key executives and our principal external advisers (legal counsel, auditors and other consultants). All members of our board of directors also serve as members of Lake City Bank’s board of directors.

With the exception of Mr. Kubacki, all of our current directors are “independent” as defined by the Nasdaq Stock Market, Inc. and the board has determined that the independent directors do not have other relationships with us that prevent them from making objective, independent decisions. The board of directors has established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee, among other committees. The current charters of each of these committees are available on our website at www.lakecitybank.com. Also posted on the web site is a general description regarding our company and links to our filings with the Securities and Exchange Commission.

Our board of directors held 12 meetings during 2007. All of the directors attended at least 75% of the board meetings and meetings of committees of which they were members. While we do not have a specific policy regarding attendance at the annual shareholder meeting, all directors are encouraged and expected to attend the meeting. Last year’s annual meeting was attended by 12 of 13directors in office during 2007.

Audit Committee

In 2007, the Audit Committee was comprised of Charles E. Neimier, Robert E. Bartels, Jr., Emily E. Pichon, Richard L. Pletcher, Terry L. Tucker and M. Scott Welch, each of whom is expected to serve on the committee through 2008. Each of the members is considered “independent” according to the Nasdaq listing requirements and the regulations of the Securities and Exchange Commission. The board of directors has determined that Mr. Niemier qualifies as an “audit committee financial expert” under the regulations of the Securities and Exchange Commission. The board based this decision on Mr. Niemier’s education, his professional experience at an audit firm and his experience as former Chief Financial Officer and board member of Biomet, Inc., a company whose common stock was quoted on the Nasdaq Global Select Market until September 25, 2007, when the company was acquired by a private equity consortium and ceased trading on the Nasdaq Global Select Market.

The functions performed by the Audit Committee include, among other things, the following:

•	overseeing our accounting and financial reporting;
•	selecting, appointing and overseeing our independent registered public accounting firm;
•	reviewing actions by management on recommendations of the independent registered public accounting firm and internal auditors;
•	meeting with management, the internal auditors and the independent registered public accounting firm to review the effectiveness of our system of internal control and internal audit procedures; and
•	reviewing reports of bank regulatory agencies and monitoring management’s compliance with recommendations contained in those reports.

To promote independence of the audit function, the committee consults separately and jointly with the independent registered public accounting firm, the internal auditors and management. We have adopted a written charter for the committee, which sets forth the committee’s duties and responsibilities. Our current charter is available on our website at www.lakecitybank.com. In 2007, the committee met four times.

Compensation Committee

During 2007, the Compensation Committee was comprised of L. Craig Fulmer, Charles E. Niemier, Emily E. Pichon, Richard L. Pletcher and Terry L. Tucker, each of whom is expected to serve on the committee through 2008. Each of the members is considered “independent” according to the Nasdaq listing requirements, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code and a “non-employee” director under Section 16 of the Securities Exchange Act of 1934. The purpose of the committee is to determine the salary and bonus to be paid to Mr. Kubacki, our Chief Executive Officer, and to make a recommendation regarding his compensation to the full board for approval. The committee also reviews and recommends to the board for approval the salaries and bonuses for our other executive officers. Further, the committee administers our equity incentive plans, our long term incentive plan and our executive incentive bonus plan. We have adopted a written charter for the committee, which sets forth the committee’s duties and responsibilities. Our current charter is available on our website at www.lakecitybank.com. In 2007, the committee met two times.

Corporate Governance Committee

We also have a Nominating and Corporate Governance Committee. The members of the committee are Allan J. Ludwig, Steven D. Ross, Donald B. Steininger and M. Scott Welch, and each is considered “independent” according to the Nasdaq listing requirements and is expected to serve on the committee through 2008. The primary purposes of the committee are to identify and recommend individuals to be presented to our shareholders for election or re-election to the board of directors and to review and monitor our policies, procedures and structure as they relate to corporate governance. We have adopted a written charter for the committee, which sets forth the committee’s duties and responsibilities. Our current charter is available on our website at www.lakecitybank.com. The committee met one time in 2007.

Director Nominations and Qualifications

For the 2008 annual meeting, the Corporate Governance Committee nominated for re-election to the board the five incumbent directors, whose terms are set to expire in 2008. This nomination was further approved by the full board. We did not receive any shareholder nominations for director for the 2008 annual meeting.

The Corporate Governance Committee evaluates all potential nominees for election, including incumbent directors, board nominees and those shareholder nominees included in the proxy statement, in the same manner. Generally, the committee believes that, at a minimum, directors should possess certain qualities, including the highest personal and professional ethics and integrity, a sufficient educational and professional background, demonstrated leadership skills, sound judgment, a strong sense of service to the communities which we serve and an ability to meet the standards and duties set forth in our code of conduct. Additionally, all nominees must be under the age of 70, which is the mandatory retirement age established by the board. The committee also evaluates potential nominees to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and to determine whether they are “independent” in accordance with Nasdaq requirements (to ensure that at least a majority of the directors will, at all times, be independent). The committee has not, in the past, retained any third party to assist it in identifying candidates.

Shareholder Communication with the Board, Nomination and Proposal Procedures

General Communications with the Board. Shareholders may contact Lakeland Financial’s board of directors by contacting David M. Findlay, Corporate Secretary, at Lakeland Financial Corporation, P.O. Box 1387, Warsaw, Indiana, 46581-1387 or (574) 267-6144. All comments will be forwarded directly to the Chairman of the Board.

Nominations of Directors. In accordance with our bylaws, a shareholder may nominate a director for election to the board at an annual meeting of shareholders by delivering written notice of the nomination to our President not fewer than 10 days nor more than 50 days prior to the date of the annual meeting. The shareholder’s notice of intention to nominate a director must include the name and address of the proposed nominee, the principal occupation of the proposed nominee, the name and address of the shareholder making the nomination, and the number of shares of capital stock of Lakeland Financial owned by the notifying shareholder. We may request additional information after receiving the notification.

For a shareholder nominee to be considered by our board as a company nominee and included in our proxy statement, the nominating shareholder must file a written notice of the proposed director nomination with our corporate secretary, at the above address, at least 120 days prior to the date the previous year’s proxy statement was mailed to shareholders. Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee’s business experience for at least the previous five years. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The committee may request additional information in order to make a determination as to whether to nominate the person for director.

Other Shareholder Proposals. For all other shareholder proposals to be considered for inclusion in our proxy statement and form of proxy relating to our annual meeting of shareholders to be held in 2009, shareholder proposals must be received by David M. Findlay, our Corporate Secretary, at the above address, no later than November 3, 2008, and must otherwise comply with the rules and regulations set forth by the Securities and Exchange Commission.

Independent Director Sessions

Consistent with the Nasdaq listing requirements, the independent directors regularly have the opportunity to meet without Mr. Kubacki in attendance and in 2007 there were two such sessions. In 2003, the board of directors created the position of a lead independent director, and the Corporate Governance Committee appointed L. Craig Fulmer as our lead independent director. This appointment is reviewed annually by the Corporate Governance Committee. The lead independent director assists the board in assuring effective corporate governance and serves as chairperson of the independent director sessions.

Code of Ethics

We have a code of conduct in place that applies to all of our directors and employees. The code sets forth the standard of ethics that we expect all of our directors and employees to follow, including our Chief Executive Officer and Chief Financial Officer. The code of conduct is posted on our website at www.lakecitybank.com. We intend to satisfy the disclosure requirements under Item 10 of Form 8-K regarding any amendment to or waiver of the code with respect to our Chief Executive Officer and Chief Financial Officer, and persons performing similar functions, by posting such information on our website.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes Lakeland Financial’s compensation philosophy and policies for 2007 as applicable to the executive officers named in the Summary Compensation Table on page 20. This section explains the structure and rationale associated with each material element of the executive’s compensation, and it provides important context for the more detailed disclosure tables and specific compensation amounts provided following the section.

The Compensation Committee has overall responsibility for evaluating the compensation plans, policies and programs relating to the executive officers of Lakeland Financial Corporation.

The committee relies upon Mr. Kubacki’s assessment of each executive officer’s individual performance, which considers the executive’s efforts in achieving his or her individual goals each year, managing and developing employees and the enhancement of long-term relationships with customers, if applicable to his or her position. Individual goals for executive officers are established by Mr. Kubacki in consultation with each executive officer.

The committee’s charter gives it the authority to hire outside consultants to further its objectives and responsibilities. In 2005, the committee engaged a compensation consulting firm to assess the effectiveness and structure of our overall executive compensation program. Additionally, on occasion, the committee has consulted with external compensation experts, which have included various consulting firms such as The Delves Group, Clark Consulting and Amalfi Consulting, Inc.. In addition, the committee reviews compensation survey data from industry sources such as the Indiana Bankers Association.

Compensation Philosophy and Objectives

The overall objectives of Lakeland Financial’s compensation programs are to align executive officer compensation with the success of meeting long-term strategic operating and financial goals. The programs are designed to create meaningful incentives to manage the business successfully with a constant focus on short-term and long-term performance versus the strategic plan and the key operating and financial objectives. Our philosophy is intended to align the interests of executive management with those of our shareholders. The executive compensation program is structured to accomplish the following objectives:

•	encourage a consistent and competitive return to shareholders over the long-term;

•

maintain a corporate environment which encourages stability and a long-term focus for the primary constituencies of Lakeland Financial; including employees, shareholders, communities, clients and government regulatory agencies;

•	maintain a program which:
•	clearly motivates personnel to perform and succeed according to our current goals;
•	provides management with the appropriate empowerment to make decisions that benefit the primary constituents;
•	retains key personnel critical to our long-term success;
•	provides for management succession planning and related considerations;
•	emphasizes formula-based components, such as performance-based bonus plans and long-term incentive plans, in order to better focus management efforts in its execution of corporate goals;
•	encourages increased productivity;
•	provides for subjective consideration in determining incentive and compensation components; and
•	ensure that management:
•	fulfills its oversight responsibility to its primary constituents;
•	conforms its business conduct to the highest ethical standards;
•	remains free from any influences that could impair or appear to impair the objectivity and impartiality of its judgments or treatment of our constituents; and

•	continues to avoid any conflict between its responsibilities to Lakeland Financial and each executive officer’s personal interests.

Compensation Factors

General. The committee’s decisions regarding each named executive officers are based, in part on the committee’s subjective judgment and takes into account qualitative and quantitative factors, as will be set forth in the discussion below. In reviewing an executive officer’s compensation, the committee considers and evaluates all components of the officer’s total compensation package.

Corporate Performance. In establishing executive compensation, the committee measures Lakeland Financial’s performance compared to management’s and the board’s goals and objectives as well as to our peer group performance for financial institutions of comparable size and complexity. The committee believes that using Lakeland Financial’s performance as a factor in determining an executive officer’s compensation is effective in helping to align the executive’s interests with those of our shareholders. With that in mind, the committee focuses on performance versus key financial performance criteria, such as return on beginning equity, return on average assets, revenue growth, diluted earnings per share growth, capital adequacy, the efficiency ratio and asset quality. As part of the evaluation and review of these criteria, the committee will also take into account various subjective issues, such as general economic conditions, including the interest rate environment and its impact on performance, and how they may affect Lakeland Financial’s performance.

For purposes of peer analysis in assessing performance, Lakeland Financial generally considers peer groups that include commercial banks of similar asset size. The peer groups used in 2007 generally included financial institutions with total assets of $1.0 billion to $3.0 billion, with a focus on banks located in the central region of the United States. Given the ever-changing landscape within the banking industry, there is no specifically defined group of banks that are utilized for this analysis. Therefore, under certain circumstances, the committee has occasionally engaged external compensation experts, which have included various compensation consulting firms such as The Delves Group, Amalfi Consulting, Inc. and Clark Consulting. In addition, the committee reviews compensation survey data that is readily available to Lakeland Financial from industry sources such as the Indiana Bankers Association.

Other factors of corporate performance that may affect an executive’s compensation include succession planning consideration, realization of economies of scale through cost-saving measures, Lakeland Financial’s market share reputation in the communities which it serves, turnover level of employees, as well as less subjective performance considerations. In addition, the committee takes into consideration indirect and intangible business factors such as community involvement and leadership when reviewing executive compensation.

Peer Comparison. In establishing the compensation of the named executive officers, the committee utilizes market data regarding the compensation practices of other financial institutions of a similar size and complexity. The committee believes that this comparison is useful to stay competitive in the marketplace and for attracting and retaining qualified executives. The committee does not set strict parameters when using this data and, instead the committee uses this data to ensure that executive compensation is not inconsistent with appropriately defined peer organizations. Generally, the committee believes that the current executive management of the bank has established a track record of long-term performance pursuant to the compensation philosophy and objectives described above that warrant top quartile or better compensation among similarly situated financial institutions. Additionally, the committee will consider data from outside the peer comparison when reviewing compensation practices if that comparison identifies similarities, such as business-line focus and long-term operating and financial stability, which should be considered. For example, institutions with a similar focus on complex commercial lending may be considered by the committee. The peer groups used for comparative purposes in 2007 and for 2008 were generally comprised of banks with total assets of $1.0 billion to $3.0 billion, with a focus on banks located in the central region of the United States.

Individual Performance. When evaluating an executive officer’s individual performance, the committee relies upon Mr. Kubacki’s assessment of individual performance, which considers the executive’s efforts in achieving his or her individual goals each year, managing and developing employees and the enhancement of long-term relationships with customers, if applicable to his or her position. The executive officer’s individual performance and/or individual contribution to the overall company performance depends, to a degree, on what steps are taken to increase revenues and implement cost-saving strategies and the outcome of such strategies. Each executive officer has different goals established that contribute to the long-term strategic goals of the company. With the exception of goals for Mr. Kubacki, which are extablished by the committee, individual goals for executive officers are established by Mr. Kubacki in consultation with each executive officer.

Compensation Decisions

This section describes the decisions made by the committee with respect to the compensation for the named executive officers for 2007 and 2008.

Executive Summary. The major components of executive officer compensation are base salary, bonus, equity awards, long-term incentive awards and additional benefit plans. As previously stated, in reviewing an executive officer’s compensation, the committee considers and evaluates all components of the officer’s total compensation package through the use of tally sheets. We have continued to apply the compensation principles described above in determining the compensation of the executive officers named in Summary Compensation Table on page 20. Our compensation decisions for 2007 factored in Lakeland Financial’s performance versus key financial criteria, including return on beginning equity, return on average assets, revenue growth, diluted earnings per share growth, capital adequacy, efficiency ratio and asset quality. While Lakeland Financial did not achieve its targeted goals in net income and other key measures of financial performance in 2007, the committee believes that this was primarily related to the general economic climate and a challenging interest rate environment that severely impacted financial institutions. When compared to financial institutions of similar size and complexity, the committee believes Lakeland Financial’s performance was good and, therefore, the com mittee weighed heavily Lakeland Financial’s relative performance when compared to its peers. Additionally, the committee determined that the named executive officers performed well versus their individual goals for 2006 and 2007.

The following is a brief summary of the compensation decisions the committee affected for 2007 and 2008:

•	we increased base salaries for the named executive officers, on average, by 3.8% for 2007 and 4.8 % for 2008;
•	bonus payments to named executive officers for 2007 increased, on average, by 4.2% from bonuses for 2006;
•	we implemented the long-term incentive plan in 2006 to strengthen our retention tools for key senior and executive management;
•	there were no option grants to named executive officers in 2006 or 2007;
•

benefits and perquisites remained substantially similar between 2006 and 2007 and we expect that will continue through 2008, although Lakeland Financial expects to grant options to named executive officers in 2008.

Base Salary. We annually review the base salaries of the named executive officers to determine whether or not they will be adjusted, as described above. The salaries for 2007, determined by the committee at the end of 2006, are set forth in the Summary Compensation Table on page 20. In determining these salary levels, we considered the following:

•	the compensation philosophy and guiding principles described above;
•	the performance versus key financial objectives, as described above, in 2007;
•

the base salary paid to the officers in comparable positions at companies in the peer group, generally using the top quartile or higher percentile as our point of reference if the officer’s overall performance and experience warrants such consideration;

•	the overall professional experience and background and the industry knowledge of the named executive officers and the quality and effectiveness of their leadership at Lakeland Financial;
•	all of the components of executive compensation, including base salary, bonus, stock options, retirement and death benefits, as well as benefits and perquisites;

•

the performance of Lakeland Financial’s stock price, although it is not a key factor in considering compensation as the committee believes that the performance of the stock price is subject to factors outside the control of executive management; and

•	internal pay equity among Lakeland Financial executives.

No specific weighting was applied to these factors, although our performance in 2007 was a contributing factor in setting salaries, as personal performance is rewarded more heavily in cash incentives and long-term incentive awards.

At the end of 2007 and in early 2008, the committee determined the base salaries for the executive officers for 2008. The base salaries for 2008 are as follows:

Name	Position	2007 Base Salary	2008 Base Salary	Percentage Change from 2007 to 2008
Michael L. Kubacki	Chairman, President and Chief Executive Officer	$400,000	$420,000	5.00%
David M. Findlay	Executive Vice President – Administration and Chief Financial Officer	245,000	260,000	6.12
Charles D. Smith	Executive Vice President – Commercial	205,000	213,000	3.90
Kevin L. Deardorff	Executive Vice President – Retail	167,000	174,000	4.19
James D. Westerfield	Senior Vice President – Wealth Advisory	140,000	146,000	4.29

In determining these base salaries for 2008, we considered the same factors listed above.

Of special note for 2007 performance, the committee took into account the general economic factors in the financial industry that are beyond the executive officer’s control. Given the difficulties that financial services companies experienced in 2007, the committee placed particular emphasis in Lakeland Financial’s performance compared to its peers. The committee believes that Lakeland Financial’s performance in 2007 compared very favorably with other financial institutions, including those of our peer group. This is evident by reviewing Lakeland Financial’s performance against key financial objectives and comparing this performance to Lakeland Financial’s peer groups. As a result of these factors, the total increase in base salaries for 2008 represents an increase of 4.8 % over 2007 salaries, which is a greater increase than the prior year.

Bonus. The committee determines eligibility for bonus payments using the parameters defined in the company’s Executive Incentive Plan, which is a performance-based bonus plan for selected Lake City Bank corporate officers, including the executive officers. Pursuant to the plan, eligible participants may earn a performance-based bonus. Cash bonuses to executive officers for 2007, including Mr. Kubacki’s, were determined pursuant to the plan, which is reviewed at least annually by the committee. This program applies to all of our executive officers, as well as designated officers of Lake City Bank. As established, the committee retains the right to modify the program and/or withhold payment at any time. Since the plan’s inception in 2002, Lakeland Financial’s performance has warranted payments under the plan.

Eligible participants in the bonus program may earn a performance-based bonus based on Lakeland Financial’s overall performance as well as the individual participant’s performance. Our performance is based on our actual net income for that year compared to the budgeted net income. We calculate this by using our net income after the 401(k) match and incentive compensation costs and excluding non-recurring gain/loss on sale of fixed assets, investments, business assets and extinguishment of debt. The actual net income for each year must equal or exceed 70% of budgeted net income in order for a bonus to be paid that year. If actual to budget net income is at least 70%, the bonus is paid at 50%. If the actual to budget net income is at least 80%, the bonus is paid at 70%. If actual net income to budget net income is at least 90%, the bonus is paid at 90%. If actual net income to budget net income is at least 100%, the bonus is paid at 100%, and so on. Bonuses under the program provide for bonus payments of 3% to 40% of eligible salary. In 2007, the bonus program provided that our President and Chief Executive Officer would receive a bonus up to 40% of his salary, Executive Vice Presidents would receive up to 30% of their salaries and Senior Vice Presidents would receive up to 20% of their salaries. Bonuses for officers receiving promotions during the year were prorated. The amount of the bonus is also determined, in part, on the individual’s overall performance compared to the individual’s performance goals that are established in the beginning of the year by the individual and the other executives.

For 2007, our actual net income, calculated as described above, exceeded 90% of the budgeted net income threshold. This resulted in aggregated bonus payments of approximately $1.1 million paid to 156 employees. The bonuses paid to Mr. Kubacki and the other named executive officers are set forth in the Summary Compensation Table on page 20 of this Proxy Statement and were established pursuant to the bonus program. The budgeted net income for the bonus plan is approved each year by the Compensation Committee after consultation with Mr. Kubacki and other executive officers. The amount is generally increased each year in order to provide a proper level of incentive to the officers and, in the committee’s view, it is not at a level that guarantees the target threshold will be obtained. Lakeland Financial has achieved its net income target for the plan in one of the past three years. Lakeland Financial has achieved the budgeted net income threshold of 90% in two of the past three years.

Long-Term Incentive Plan. During 2005, the committee engaged a compensation consulting firm to assess the effectiveness and structure of our overall executive compensation program. The consulting firm provided the committee with a competitive analysis of our compensation program for the members of the senior management team. The analysis reported that our general base and incentive compensation structure was competitive with a select peer group, but revealed that the overall structure could be improved by strengthening long-term retention tools for senior management. As a result, the consulting firm recommended that we implement a long-term incentive (“LTI”) plan in 2006. The analysis provided a summary of findings and recommendations regarding an overview and design for a possible plan setting forth performance-based payouts based upon key financial criteria, including average revenue growth rate, average diluted earnings per share growth rate and average return on beginning equity for the measurement. The committee implemented the Lakeland Financial Corporation Long-Term Cash Incentive Plan and it continued in 2007.

The purpose of the plan is to motivate select officers to collectively produce outstanding results, encourage superior performance, increase productivity and aid in attracting and retaining key employees. Mr. Kubacki recommends, subject to the committee’s approval, the performance measures and performance targets to be used for each performance period and the LTI bonus to be paid if certain required conditions are met. Performance targets are based on a combination of Lakeland Financial’s goals, business unit and/or individual goals or on such other factors that the committee may determine and approve. Different performance targets may be established for different participants for any performance period, although currently all executives have the same performance targets.

The plan measures performance against three key criteria over a three-year performance period: revenue growth, diluted earnings per share growth and average return on equity. Unless the committee determines otherwise, a new three-year performance period will begin each year. Thus, the maximum number of performance periods open to measurement at any time is three. Upon completion of the current performance period in 2008, executive officers will have the ability to receive LTI bonuses on a yearly basis at the conclusion of each successive three-year performance period.

The amount of the LTI bonus awarded for each performance period is based upon achieving certain performance thresholds for each of the three measurement criteria. Under the plan, performance on each of the three measurement criteria is computed for the three-year period from the start date and constitutes 33.33% of the overall vesting calculation. The maximum vesting is achieved only when the maximum performance is reached on all three measurement criteria. Conversely, if performance for the three-year period is below threshold performance for any of the three measurement criteria, no vesting will occur on any of the three portions and the entire award will be forfeited. For the 2006-2008, 2007-2009 and 2008-2010 performance periods, the target performance levels were 5.00% revenue growth, 10.00% diluted earnings per share growth and 15.00% average return on equity growth.

At its discretion, the Compensation Committee may adjust performance goals and/or performance measure results for extraordinary events or accounting adjustments resulting from significant asset purchases or dispositions or other events not contemplated or otherwise considered by the Compensation Committee when the performance measures and targets were set. As discussed above, one of the key purposes of the plan is to aid in retaining key employees. The Committee believes that the existing performance thresholds may not be reflective of the current operating environment for the financial services industry, in particular the negative impact of general economic conditions and the challenging interest rate environment. The Committee will therefore review the performance thresholds and the overall structure of the plan to determine if it should be amended, given the Committee’s overall view that management’s performance continues to be strong and that this retention feature is desirable.

The target award that each named executive officer may earn under the 2006-2008, 2007-2009 and 2008-2010 performance periods is as follows:

Name	Performance Period 2006-2008 Target Award Payable in 2009	Performance Period 2007-2009 Target Award Payable in 2010	Performance Period 2008-2010 Target Award Payable in 2011
Michael L. Kubacki	$130,000	$130,000	$150,000
David M. Findlay	60,000	60,000	90,000
Charles D. Smith	40,000	40,000	60,000
Kevin L. Deardorff	30,000	30,000	30,000
James D. Westerfield	20,000	20,000	20,000

As of December 31, 2007, there were two open performance periods under the plan. Our diluted earnings per share growth fell short of the threshold performance level for the two open performance periods. After reviewing our performance relative to the key performance criteria, and after giving consideration to the negative impact of general economic climate and challenging interest rate environment, the committee concluded that it would be appropriate to review, as noted above, the performance thresholds and the overall structure of the plan to determine if it should be amended. The committee expects to do this review during 2008. As a result, the committee directed management to accrue 67% of the target payout levels for participants for the two open performance periods, as permitted by the discretionary terms of the LTI plan.

Equity Awards. There were no equity awards to the named executive officers in 2006 or 2007. The committee used stock options prior to 2004 throughout the company to provide appropriate equity-based incentives to employees, including executive management. When the ratio of total options outstanding versus the total shares issued and outstanding approached 10%, the committee began to limit new option grants. The committee made decisions on option awards based on company and individual performance. Given the introduction of the performance-based bonus plan and the long-term incentive plan and considering the number of options outstanding versus the number of options available to grant, the committee determined it would not issue any stock option awards to certain executive management officers in the period 2004 to 2007, except those granted to Mr. Westerfield at the time of his joining Lakeland Financial in 2005. However, the committee intends to renew the grant of equity-based incentives to executive management pursuant to the Lakeland Financial Corporation 2008 Equity Incentive Plan, contingent upon its approval by the shareholders as set forth herein.

All Other Compensation and Perquisites. While the committee reviews and monitors the level of other compensation offered to the named executive officers, the committee typically does not adjust the level of benefits offered on an annual basis. The committee does consider the benefits and perquisites offered to the named executive officers in its evaluation of the total compensation received by each. It is our belief that perquisites for executive officers should be very limited in scope and value and reflective of similar perquisites from competitive employers both in the industry and the region. Due to this philosophy, Lakeland Financial has generally provided nominal benefits to executives that are not available to all full time employees and we plan to continue this approach in the future. The benefits offered in 2007 to the named executive officers will continue for 2008 and the perquisites received by the named executive officers in 2007 are reported in the Summary Compensation Table on page 20.

Conclusion

After considering all components of the compensation paid to the named executive officers, the committee has determined that the compensation is reasonable and not excessive.

In making this determination, we considered many factors, including the following:

•	management has positioned Lakeland Financial for future success through the planning and execution of Lakeland Financial’s strategic plan;
•	management has consistently led Lakeland Financial to record levels of performance in recent years;
•	the shareholder return performance of Lakeland Financial over the past five years has outpaced the performance of companies in Lakeland Financial’s peer group; and
•	Lakeland Financial is well positioned in the communities it serves as a result of the direction that this management team has taken the company.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in Lakeland Financial’s Annual Report on Form 10-K for the year ended December 31, 2007.

Submitted by:

L. Craig Fulmer

Charles E. Niemer

Emily E. Pichon

Richard L. Pletcher

Terry L. Tucker

Members of the Compensation Committee

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation of our Chief Executive Officer, Chief Financial Officer and our other three most highly compensated executive officers who served in such capacities during 2007 and 2006:

Name and principal position	Year	Salary	Option awards(1)	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings(2)	All other compensation(3)	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Michael L. Kubacki	2007	$398,462	$22,125	$144,000	$576	$29,107	$594,270
President and Chief Executive Officer	2006	378,769	22,405	136,800	423	25,200	563,597
David M. Findlay	2007	244,385	11,063	66,200	——	17,755	339,403
Executive Vice President and Chief Financial Officer	2006	236,308	15,526	64,000	——	18,966	334,800
Charles D. Smith	2007	204,462	11,063	55,400	3,006	17,755	291,686
Executive Vice President - Commercial	2006	197,385	13,951	53,500	2,470	18,879	286,185
Kevin L. Deardorff	2007	166,618	11,063	45,100	——	14,916	237,697
Executive Vice President - Retail	2006	161,538	11,202	43,700	——	14,613	231,053
James D. Westerfield	2007	139,615	18,257	25,200	——	17,990	201,062
Senior Vice President – Wealth Advisory	2006	135,000	18,262	24,300	——	29,075	206,637

(1)

No options were granted in 2007 or 2006. The amounts represent Lakeland Financial’s expense in 2007 and 2006 for options awarded in prior years. A discussion of the assumptions used in calculating these values for 2007 and 2006 may be found in Note 16 to our 2007 and 2006 audited financial statements included in our annual report on Form 10-K.

(2)	The amounts in this column are the change in pension value for each individual. No named executive officer received preferential or above-market earnings on deferred compensation.

(3)

The amounts set forth in column (i) for Messrs. Kubacki, Findlay, Smith, Deardorff and Westerfield include 401(k) plan matching contributions, life insurance premiums, country club memberships and cell phone stipends paid by us as follows:

	Mr. Kubacki	Mr. Findlay	Mr. Smith	Mr. Deardorff	Mr. Westerfield
401(k) match	$12,150	$12,150	$12,150	$11,468	$8,962
Group term life insurance	72	72	72	72	72
Cell phone stipend	2,056	2,056	2,056	2,056	2,056
Country club membership	14,829	3,477	3,477	1,320	6,900

Total	$29,107	$17,755	$17,755	$14,916	$17,990

Grants of Plan Based Awards

The following table provides information on possible non-equity performance amounts that are payable under the Executive Incentive Plan and the Lakeland Financial Corporation Long-Term Cash Incentive Plan. These plans are described in more detail in the Compensation Analysis and Discussion section. The estimated amounts set forth in the table are subject to the terms of the respective plan and company and individual performance, as described in the Compensation Discussion and Analysis section. There can be no assurance that the future payouts will ever be realized.

		Estimated future payouts under non-equity incentive plan awards
Name	Grant date	Threshold	Target	Maximum
(a)	(b)	(c)	(d)	(e)
Michael L. Kubacki
Long Term Incentive Plan	——(1)	$43,550	$87,100	$130,650
Long Term Incentive Plan	——(2)	43,550	87,100	130,650
Executive Incentive Plan	——(3)	84,000	168,000	252,000
David M. Findlay
Long Term Incentive Plan	——(1)	20,100	40,200	60,300
Long Term Incentive Plan	——(2)	20,100	40,200	60,300
Executive Incentive Plan	——(3)	39,000	78,000	117,000
Charles D. Smith
Long Term Incentive Plan	——(1)	13,400	26,800	40,200
Long Term Incentive Plan	——(2)	13,400	26,800	40,200
Executive Incentive Plan	——(3)	31,950	63,900	95,850
Kevin L. Deardorff
Long Term Incentive Plan	——(1)	10,050	20,100	30,150
Long Term Incentive Plan	——(2)	10,050	20,100	30,150
Executive Incentive Plan	——(3)	26,100	52,200	78,300
James D. Westerfield
Long Term Incentive Plan	——(1)	6,700	13,400	20,100
Long Term Incentive Plan	——(2)	6,700	13,400	20,100
Executive Incentive Plan	——(3)	14,600	29,200	43,800

(1)

Represents possible payments pursuant to the Lakeland Financial Corporation Long-Term Cash Incentive Plan for the performance period running from 2007-2009. The plan is described in the section entitled – “Long-Term Incentive Plan” in the Compensation Discussion and Analysis section.

(2)

Represents possible payments pursuant to the Lakeland Financial Corporation Long-Term Cash Incentive Plan for the performance period running from 2006-2008. The plan is described in the section entitled –”Long Term Incentive Plan” in the Compensation Discussion and Analysis section.

(3)

Represents possible payments pursuant to the Executive Incentive Plan for 2008 performance. The plan is described in the section entitled -”Bonus” in the Compensation Discussion and Analysis section. The bonus payout for 2007 performance is shown in the column entitled “Non-equity incentive plan compensation” in the Summary Compensation Table above.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the exercisable and unexercisable stock options at December 31, 2007 held by the individuals named in the summary compensation table:

	Option Awards
Name	Number of securities underlying unexercised options Exercisable(1)	Number of securities underlying unexercised options Unexercisable(1)	Equity incentive plan awards; Number of securities underlying unexercised unearned options	Option exercise price	Option expiration date(1)
(a)	(b)	(c)	(d)	(e)	(f)

Michael L. Kubacki	17,000			$7.56	2/8/2010
	20,000			6.75	6/13/2010
	20,000			6.81	1/9/2011
		20,000		17.19	12/9/2013

David M. Findlay	30,000			$6.75	9/5/2010
	24,000			6.81	1/9/2011
	6,000			8.13	12/11/2011
		10,000		17.19	12/9/2013

Charles D. Smith	2,000			$9.72	2/9/2009
	7,350			7.56	2/8/2010
	4,000			7.06	5/9/2010
	8,000			6.75	6/13/2010
	10,000			6.81	1/9/2011
	4,000			8.13	12/11/2011
		10,000		17.19	12/9/2013

Kevin L. Deardorff	1,800			$12.19	4/12/2008
	8,000			9.72	2/9/2009
	8,000			7.56	2/8/2010
	2,000			7.06	5/9/2010
	3,758			6.75	6/13/2010
	10,000			6.81	1/9/2011
		10,000		17.19	12/9/2013

James D. Westerfield		15,000		$21.82	12/13/2015

(1)	All options granted vest on the fifth anniversary of the grant date and expire on the tenth anniversary of the grant date.

Option Exercises and Stock Vested in 2007

The following table sets forth information concerning the exercise of options in 2007 by the individuals named in the summary compensation table:

	Option Awards
Name	Number of shares acquired on exercise	Value realized on exercise(1)
(a)	(b)	(c)
Michael L. Kubacki	63,000	$838,341
David M. Findlay	——	——
Charles D. Smith	650	11,720
Kevin L. Deardorff	10,442	132,246
James D. Westerfield	——	——

(1) Amounts reflect the difference between the exercise price of the option and the market price at the time of exercise.

Pension Benefits

Name	Plan name	Number of years credited service	Present value of accumulated benefit	Payments during last fiscal year
(a)	(b)	(c)	(d)	(e)
Michael L. Kubacki	Lakeland Financial Corporation Pension Plan	2	$27,404	$——
David M. Findlay	---	——	——	——
Charles D. Smith	Lakeland Financial Corporation Pension Plan	14	85,877	——
Kevin L. Deardorff	Lakeland Financial Corporation Pension Plan	10	19,977	——
James D. Westerfield	---	——	——	——

Our defined benefit retirement plan covers certain employees over 21 years of age with more than one year of service. Effective April 1, 2000, we amended the plan to freeze the accrual of benefits to participants under the plan. As a result of this amendment, employees who were not participants in the plan as of March 31, 2000 are no longer able to become participants under the plan. In addition, all benefits previously accrued under the plan by participants were frozen in place, and continuing employment with us will not increase the employee’s benefits upon retirement. Normal retirement age is 65. Participants received credit for 2-1/2% of their average salary for each year up to 20 years of service or through March 31, 2000, whichever occurred first.

            The principal benefit under this plan is a lifetime annuity for the joint lives of participants and their spouses. This amount is offset by social security benefits. On December 31, 1985, the then existing plan was terminated and the latest plan (which is now frozen) was adopted effective January 1, 1986. Participants in the terminated plan were paid cash or received annuities for their earned benefits as of December 31, 1985. The amounts paid for annuities purchased, as a part of the plan termination will reduce the benefits to be paid out of the latest plan.

Nonqualified Deferred Compensation

Effective January 1, 2004, we adopted the Lake City Bank Deferred Compensation Plan. The purpose of the plan is to provide for salary deferral at the participants voluntary election for certain individuals without regard to statutory limitations under tax qualified plans. The plan is available to all of our executive officers. The plan is funded solely by participant contributions and does not receive a company match. Participants may defer a portion of their salary or bonus under the plan and invest the deferred portion in a mutual fund like investment pool managed by an independent third party. Participants may elect to receive the funds in a lump sum or in up to 10 annual installments following retirement, but may not make withdrawals during their employment, except in the event of hardship as approved by the Compensation Committee. All deferral elections and associated distribution schedules are irrevocable.

Name	Executive contributions in last FY	Registrant contributions in last FY	Aggregate earnings in last FY	Aggregate withdrawals/ distributions	Aggregate balance at last FYE
(a)	(b)	(c)	(d)	(e)	(f)
Michael L. Kubacki	$75,000	$——	$32,649	——	$331,615
David M. Findlay	70,000	——	38,191	——	367,768
Charles D. Smith	——	——	489	——	5,441
Kevin L. Deardorff	——	——	——	——	——
James D. Westerfield	——	——	——	——	——

As noted above, all contributions to the plan are funded solely by voluntary participant contributions, which represent a deferral of annual salary, and there are no company match payments. All aggregate earnings shown above represent investment and interest return on participant contributions and is not an additional payment by Lakeland Financial.

Potential Payments Upon Termination or Change in Control

The following table sets forth information concerning potential payments and benefits under our compensation programs and benefit plans to which the named executive officers would be entitled upon a termination of employment as of December 31, 2007. As is more fully described below, four of the five named executive officers, Messrs. Kubacki, Findlay, Smith and Deardorff, have entered into change in control agreements with Lakeland Financial (each, a “Change in Control Agreement”), which provide for payments and benefits to a terminating executive following a change in control of Lakeland Financial. Except for the payments and benefits provided by the Change in Control Agreements, all other payments and benefits provided to any named executive officer upon termination of his employment are the same as the payments and benefits provided to other eligible executives of Lakeland Financial. For purposes of estimating the value of certain equity awards we have assumed a price per share of our common stock of $20.90, which was the closing price of our stock on December 31, 2007, the last trading day of the year.

	Cash Severance Payment	Cash Incentive Plan(1)	Executive Incentive Plan(2)	Incremental Pension Benefit(3)	Continuation of Medical/Dental Benefits(4)		Acceleration of Equity Awards	Excise Tax Gross-Up(5)	Total Termination Benefits
Michael L. Kubacki
Voluntary retirement	——	$87,100	$144,000	——	——		——	——	$231,100
Termination – death	——	$87,100	——	——	——		——	——	$87,100
Termination, other than for cause, in connection with change in control	$960,000	——	——	——	$32,208		$74,300	——	$1,066,508
David M. Findlay
Voluntary retirement	——	$40,200	$66,200	——	——		——	——	$106,400
Termination – death	——	$40,200	——	——	——		——	——	$40,200
Termination, other than for cause, in connection with change in control	$563,500	——	——	——	$33,972		$37,150	——	$634,622
Charles D. Smith
Voluntary retirement	——	$26,800	$55,400	——	——		——	——	$82,200
Termination – death	——	$26,800	——	——	——		——	——	$26,800
Termination, other than for cause, in connection with change in control	$471,500	——	——	——	$22,857	(6)	$37,150	——	$531,507
Kevin L. Deardorff
Voluntary retirement	——	$20,100	$45,100	——	——		——	——	$65,200
Termination – death	——	$20,100	——	——	——		——	——	$20,100
Termination, other than for cause, in connection with change in control	$384,100	——	——	——	$32,208		$37,150	——	$453,458
James D. Westerfield
Voluntary retirement	——	$13,400	$25,200	——	——		——	——	$38,600
Termination – death	——	$13,400	——	——	——		——	——	$13,400
Termination, other than for cause, in connection with change in control	——	——	——	——	——		——	——	——

(1)

A prorated bonus is payable to a participant under the Long Term Cash Incentive Plan when such participant’s employment is terminated by reason of his or her retirement or death. For purposes of determining the prorated amount reflected in the table above, it is assumed that, at the end of the 2006 – 2008 performance period and the 2007-2009 performance period, the “Target” bonus amounts (reflected in the Grants of Plan Based Awards Table on page 21) will be due to each executive and that each executive’s employment terminated on December 31, 2007. Therefore, the executive would be entitled to a prorated payment equal to the Target bonus amount multiplied by a fraction, the numerator of which is

24 and the denominator of which is 36 for the 2006-2008 performance period and the numerator of which is 12 and the denominator of which is 36 for the 2007-2009 performance period.

(2)

Unless an executive is employed on the date on which bonuses are paid under the Executive Incentive Plan, he or she will not receive any payment thereunder. The only exception to this rule is that a prorated bonus is payable to a participant under the Executive Incentive Plan when such participant retires prior to the date of payment. For purposes of the table above, it is assumed that each executive’s employment terminated on December 31, 2007. Therefore, since the executive was employed for the entire calendar year, no proration is required and the executive will be entitled to the full amount of the bonus reflected in column (g) of the Summary Compensation Table on page 20.

(3)

As is described under “Pension Benefits” above (see page 23), all benefit accruals under the defined benefit retirement plan were frozen as of April 1, 2000. After such date, no additional benefits will accrue under the plan.

(4)	Since our medical and dental benefit plans are self funded, we have estimated the amounts due for 24 months of medical and dental benefits based on our monthly COBRA continuation rates.
(5)

While circumstances could exist under which excise tax gross-up payments would be due to the executives, we do not believe that any payments reflected in this table would result in the imposition of an excise tax under the Internal Revenue Code based upon a termination of employment in connection with a change in control occurring on December 31, 2007.

(6)

Mr. Smith does not currently participate in the medical and dental plans; however, he is eligible to do so. The amount reflected in the table assumes an election by Mr. Smith to participate in the plans. Unless he actually elects to participate in such plans prior to a change in control, there would be no cost to Lakeland Financial.

Accrued Pay and Regular Retirement Benefits. The amounts shown in the table above do not include payments and benefits to the extent they are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	Accrued salary and vacation pay.

•    Regular pension benefits under our defined benefit retirement plan. See “Pension Benefits” on page 23.

•    Distributions of plan balances under our 401(k) plan and the Lake City Bank Deferred Compensation Plan (the “Deferred Compensation Plan”). See “Nonqualified Deferred Compensation” on page 24 for information on current account balances and an overview of the Deferred Compensation Plan.

•    The value of option continuation upon retirement, death or disability. Except as may be provided in connection with a change in control, when an employee terminates employment prior to retirement, death or disability, his or her stock options, whether vested or unvested, are terminated immediately. However, when a retirement-eligible employee terminates, or when an employee dies or becomes disabled, his or her options remain in force for 12 months following the date of his or her termination.

Death, Disability and Retirement. A termination of employment due to disability does not entitle the named executive officers to any payments or benefits that are not available to salaried employees generally. As is the case with any other eligible participant under our LTI Plan (as described in the Compensation Discussion and Analysis on pages 17 through 18 above), termination of employment due to death or retirement will entitle the named executive officers to a pro rated bonus under such plan. In addition, as is also the case with any other eligible participant under our Executive Incentive Plan (as described in the Compensation Discussion and Analysis on pages 16 through 17 above), termination of employment due to retirement will entitle the named executive officers to a pro rated bonus under such plan.

Acceleration of Vesting Upon a Change in Control. All employees, including the named executive officers, who receive stock options under our Amended and Restated 1997 Share Incentive Plan will immediately vest in any unvested stock options held by such employee, provided that it has been at least two years from the date on which the stock options were granted, upon the occurrence of a change in control. Any such options, the vesting of which is accelerated upon the occurrence of a change in control, shall remain exercisable for a period of three months following an employee’s termination of employment, if such termination of employment occurs within one year of the change in control.

Change in Control Agreements. Other than as is provided in the Change in Control Agreements, and except as is provided in accordance with the terms of our Amended and Restated 1997 Share Incentive Plan, no named executive officer will be entitled to any payments or benefits as a result of the occurrence of a change in control or as a result of a termination of employment in connection with a change in control. In the case of a termination of employment by the company within 12 months prior to, or 12 months immediately following, a change in control, or in the case of a termination of employment by an executive within 12 months following a change in control, the Change in Control Agreements provide for the following:

•     Payment, in a single lump sum, of a severance benefit equal to two times the sum of (i) the greater of the executive’s then current base salary or the executive’s annual base salary as of the date one day prior to his termination, and (ii) 15% (20%, in the case of Mr. Kubacki) of the amount determined under (i).

•     To the extent the executive (or any of the executive’s dependents) was eligible to be covered under the terms of our medical and dental plans for active employees immediately prior to his termination date, we will provide the executive (and his dependents, if any) with equivalent coverages for a period not to exceed 24 months from the date of termination of employment. In the event that the executive (and/or his dependents, if any) become eligible for coverage under the terms of any other medical and/or dental plan of a subsequent employer which plan benefits are comparable to our plan benefits, coverage under our plans will cease for the executive (and/or his dependents, if any).

•     Upon a change in control, executives may be subject to certain excise taxes under Section 280G of the Internal Revenue Code. We have agreed to reimburse the executives for those excise taxes as well as any income and excise taxes payable by the executive as a result of any reimbursements for the 280G excise taxes. While circumstances could exist under which excise tax gross-up payments would be due to the executives, we do not believe that any payments made to an executive as a result of a termination of employment in connection with a change in control occurring on December 31, 2007 would result in the imposition of an excise tax under the Internal Revenue Code.

In exchange for the payments and benefits provided under the Change in Control Agreements, the executives agree to be bound by a two-year restrictive covenant, which will be effective throughout the geographic area within a 60 mile radius from the center of Warsaw, Indiana. The restrictive covenant will prohibit the executive from competing, in any way, with the company for the two-year period.

DIRECTOR COMPENSATION

During 2007, directors who were not employees of Lakeland Financial or Lake City Bank were paid $800 for each board meeting attended and $650 for each committee meeting attended. Each director also received a retainer of $10,000 for service on the board and the chairperson of the Audit Committee received an additional $2,000 and the lead director receives an additional $1,000. Each director of Lakeland Financial is also a director of Lake City Bank and is not compensated separately for service on the Bank board. Mr. Kubacki, who is a director and also our President and Chief Executive Officer, is not paid a director’s fee. The directors’ fees are reviewed annually by the Compensation Committee.

For 2008, the board changed the director fees and directors who are not employees will receive a retainer of $13,000, $800 for each board meeting attended and $700 for each committee meeting attended. Additionally, the lead independent director will receive an additional $1,000 retainer and the audit committee chair will receive an additional $2,000.

Additionally, under the 1997 Share Incentive Plan and the 2008 Equity Incentive Plan, if approved by shareholders, directors may be awarded non-qualified stock options at the discretion of the Compensation Committee. Stock options awarded to directors under the plan are subject to the same rules and restrictions as those awarded to named executives. Further, upon a change of control, all options held by participants in the plan become fully exercisable. Generally, each director receives options to purchase 3,000 shares of our common stock at the time the director joins the board. Other than Mr. Hiatt, who joined the board in 2007, no directors received any stock options or other equity based awards of our common stock in 2007. And, if the shareholders approve the 2008 Equity Incentive Plan, it is expected that the directors will be awarded options to purchase 1,000 shares in 2008.

The following table provides information on 2007 compensation for non-employee directors who served during 2007.

Name	Fees earned or paid in cash(1)	Option awards(2)		Total
(a)	(b)	(c)		(d)
Robert E. Bartles, Jr.	$21,900	$3,054		$24,954
L. Craig Fulmer	22,250	1,108		23,358
Thomas A. Hiatt	20,750	5,223		25,973
George B. Huber	10,450	0	(3)	10,450
Allan J. Ludwig	21,400	1,108		22,508
Charles E. Niemier	25,700	1,108		26,808
Emily E. Pichon	26,100	2,219		28,319
Richard L. Pletcher	25,300	1,108		26,408
Steven D. Ross	22,200	1,108		23,308
Donald B. Steininger	22,200	1,108		23,308
Terry L. Tucker	24,500	1,108		25,608
M. Scott Welch	24,650	1,108		25,758

(1)

We maintain the Lakeland Financial Corporation Directors Fee Deferral Plan under which non-employee directors are permitted to defer receipt of their directors’ fees and earn a rate of return based upon the performance of our stock. The amounts shown in this column include amounts that may have been deferred by the directors. We may, but are not required to, fund the deferred fees into a trust which may hold our stock. The plan is unqualified and the directors have no interest in the trust. The deferred fees and any earnings thereon are unsecured obligations of Lakeland Financial. Any shares held in the trust are treated as treasury shares and may not be voted on any matter presented to shareholders. The number of shares attributable to each director under the plan are set forth in the footnotes to the Beneficial Ownership Table on page 5. No director received preferential or above-market earnings on deferred fees.

(2)

The amounts in this column reflect the expenses related to prior option grants recognized in our 2007 financial statements. The number of options outstanding as of December 31, 2007 was: Mr. Bartles – 3,000; Mr. Fulmer – 8,200; Mr. Ludwig – 8,200; Mr. Niemier – 6,350; Ms. Pichon – 3,000; Mr. Pletcher – 8,200; Mr. Ross – 2,400; Mr. Steininger – 3,000; Mr. Tucker – 8,200; and Mr. Welch – 6,350.

(3)	Mr. Huber resigned from the board in June 2007 and all of his outstanding options were canceled with the associated expense reversed.

THE 2008 EQUITY INCENTIVE PLAN

A proposal will be presented at the Lakeland Financial annual meeting to approve the Lakeland Financial Corporation 2008 Equity Incentive Plan. Lakeland Financial’s board of directors approved the 2008 Equity Incentive Plan on February 12, 2008, subject to shareholder approval. A summary of the material provisions of the 2008 Equity Incentive Plan is set forth below. A copy of the 2008 Equity Incentive Plan is set forth as Appendix A.

Purpose

The 2008 Equity Incentive Plan was established by Lakeland Financial’s board of directors to promote the long-term financial success of Lakeland Financial, to attract, retain and reward persons who can and do contribute to such success, and further align the participants’ interests with those of Lakeland Financial’s shareholders. The 2008 Equity Incentive Plan will be administered by the Compensation Committee which will select award recipients from the eligible participants, determine the types of awards to be granted, and determine the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards.

General

The 2008 Equity Incentive Plan incorporates a broad variety of cash-based and equity-based incentive compensation elements to provide the board with significant flexibility to appropriately address the requirements and limitations of recently applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the 2008 Equity Incentive Plan and shareholder interests.

Subject to permitted adjustments for certain corporate transactions, the maximum number of shares that may be delivered to participants, or their beneficiaries, under the 2008 Equity Incentive Plan is 750,000 shares of Lakeland Financial’s common stock (all of which may be granted as incentive stock options). To the extent that any shares of stock covered by an award (including stock awards) under the 2008 Equity Incentive Plan are forfeited or are not delivered for any reason, including because the award is forfeited, canceled, settled in cash or shares are withheld to satisfy tax withholding requirements, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the 2008 Equity Incentive Plan. With respect to stock options the exercise price of which is satisfied by tendering shares of stock of Lakeland Financial, only the number of shares of stock issued net of the shares tendered shall be counted for purposes of these limitations. With respect to stock appreciation rights, or SARs, that are settled in stock, only the net number of shares delivered shall be counted for purposes of these limitations.

The 2008 Equity Incentive Plan’s effective date will be April 8, 2008, subject to approval by shareholders. If approved, the 2008 Equity Incentive Plan will continue in effect until terminated by the board; provided, however, that no awards may be granted under the 2008 Equity Incentive Plan after the ten-year anniversary of the effective date. Any awards that are outstanding after the tenth anniversary of the effective date shall remain subject to the terms of the 2008 Equity Incentive Plan.

The following additional limits apply to awards under the 2008 Equity Incentive Plan:

•

the maximum number of shares of stock that may be covered by options or SARs that are intended to be “performance-based compensation” which are granted to any one participant during any calendar year is one hundred thousand (100,000) shares;

•

the maximum number of shares of stock that may be covered by stock awards that are intended to be “performance-based compensation” which are granted to any one participant during any calendar year is fifty thousand (50,000) shares; and

•

the maximum amount of cash incentive awards or cash-settled awards of stock intended to be “performance-based compensation” payable to any one participant with respect to any calendar year shall equal one million dollars ($1,000,000).

The board may use shares of stock available under the 2008 Equity Incentive Plan as the form of payment for grants or rights earned or due under any compensation plans or arrangements of Lakeland Financial or a subsidiary, including the plans and arrangements of Lakeland Financial or a subsidiary assumed in business combinations or other equity incentive plan of Lakeland Financial or any subsidiary.

In the event of a corporate transaction involving the stock of Lakeland Financial (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect an award’s status as “performance-based compensation” under section 162(m) of the Internal Revenue Code; provided, however, that the Compensation Committee may adjust awards, or prevent the automatic adjustment of awards, to preserve the benefits or potential benefits of the awards.

Except as provided by the Compensation Committee, awards granted under the 2008 Equity Incentive Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Internal Revenue Code and ERISA. The Compensation Committee has the discretion to permit the transfer of awards under the 2008 Equity Incentive Plan; provided that such transfers shall be limited to immediate family members of participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and provided that such transfers are not made for consideration to the participant.

Eligibility

Selected employees and directors of, and service providers to, Lakeland Financial or its subsidiaries are eligible to become participants in the 2008 Equity Incentive Plan, except that non-employees may not be granted incentive stock options. As of December 31, 2007, Lakeland Financial had a workforce of approximately 500 people. The Compensation Committee will determine the specific individuals who will be granted awards under the 2008 Equity Incentive Plan and the type and amount of any such awards.

Options

The Compensation Committee may grant an incentive stock option or non-qualified stock option to purchase stock at a specified exercise price. Each award must be pursuant to an award agreement setting forth the terms and conditions of the individual award. Awards of stock options expire no later than ten (10) years from the date of grant (and no later than five (5) years from the date of grant in the case of a 10% shareholder with respect to an incentive stock option).

The exercise price for an option shall not be less than the fair market value of Lakeland Financial’s common stock on the date the option is granted or, if greater, the par value of a share of stock; provided however, that in the case of an award of an incentive stock option to a person that beneficially owns 10% or more of Lakeland Financial’s common stock at the time of grant, the exercise price of such incentive stock option shall not be less than 110% of the fair market value of the stock on the date the option is granted or, if greater, the par value of a share of stock. The exercise price of an option may, however, be higher or lower than the fair market value for an option granted in replacement of an existing award held by an employee, director or service provider of a third party that is acquired by Lakeland Financial or one of its subsidiaries. The exercise price of an option may not be decreased after the date of grant nor may an option be surrendered to Lakeland Financial as consideration for the grant of a replacement option with a lower exercise price, except as approved by Lakeland Financial’s shareholders, as adjusted for corporate transactions described above.

Options awarded under the 2008 Equity Incentive Plan shall be exercisable in accordance with the terms established by the Compensation Committee. Any incentive stock option granted under the 2008 Equity Incentive Plan that fails to continue to qualify as an incentive stock option will be deemed to be a non-qualified stock option and the Compensation Committee may unilaterally modify any incentive stock option to disqualify it as an incentive stock option. The full purchase price of each share of stock purchased upon the exercise of any option shall be paid at the time of exercise of an option. Except as otherwise determined by the Compensation Committee, the purchase price of an option may be paid in cash, by personal, certified or cashiers’ check, in shares of Lakeland Financial’s common stock (valued at fair market value as of the day of exercise) either via attestation or actual delivery, or by other property deemed acceptable by the Compensation Committee or by irrevocably authorizing a third party to sell shares of Lakeland Financial’s common stock and remit a sufficient portion of the proceeds to Lakeland Financial to satisfy the exercise price, or in any combination of the foregoing methods deemed acceptable by the Compensation Committee.

Stock Appreciation Rights

SARs entitle the participant to receive cash or stock equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Compensation Committee. Except as described below, the exercise price for an SAR may not be less than the fair market value of the stock on the date the SAR is granted, provided, however, that the exercise price may be higher or lower than fair market value for a SAR granted in replacement of an existing award held by an employee, director or service provider of a third party that is acquired by Lakeland Financial or one of its subsidiaries. SARs shall be exercisable in accordance with the terms established by the Compensation Committee.

Stock Awards

A stock award is a grant of shares of Lakeland Financial’s common stock or a right to receive shares of Lakeland Financial’s common stock, an equivalent amount of cash or a combination thereof in the future. Such awards may include, but are not be limited to, bonus shares, stock units, performance shares, performance units, restricted stock or restricted stock units or any other equity-based award as determined by the Compensation Committee. The specific performance measures, performance objectives or period of service requirements are set by the Compensation Committee in its discretion.

Cash Incentive Awards

A cash incentive award is the grant of a right to receive a payment of cash, determined on an individual basis or as an allocation of an incentive pool (or Lakeland Financial’s common stock having a value equivalent to the cash otherwise payable) that is contingent on the achievement of performance objectives established by the Compensation Committee. The Compensation Committee may grant cash incentive awards (including the right to receive payment of cash or Lakeland Financial’s common stock having the value equivalent to the cash otherwise payable) that may be contingent on achievement of a participant’s performance objectives over a specified period established by the Compensation Committee. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Compensation Committee.

Acceleration

Any awards granted under the 2008 Equity Incentive Plan may be subject to acceleration of vesting, to the extent permitted by the Compensation Committee, including, but not limited to, in the event of the participant’s death, disability, retirement, or involuntary termination or due to a change in control.

Forfeiture

Unless specifically provided to the contrary in the applicable award agreement, if a participant’s service is terminated for cause, any outstanding award held by such participant will be forfeited immediately and such participant will have no further rights under the award.

$1 Million Limit

Section 162(m) of the Internal Revenue Code. A U.S. income tax deduction for Lakeland Financial will generally be unavailable for annual compensation in excess of $1 million paid to any of its five most highly compensated officers. However, amounts that constitute “performance-based compensation” are not counted toward the $1 million limit. It is expected that, generally, options and SARs granted under the 2008 Equity Incentive Plan will satisfy the requirements for “performance-based compensation.” The Compensation Committee may designate whether any stock awards or cash incentive awards being granted to any participant are intended to be “performance-based compensation” as that term is used in section 162(m) of the Internal Revenue Code. Any such awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by section 162(m) of the Internal Revenue Code.

Performance Measures. The performance measures that may be used for such awards shall be based on any one or more of the following combined company, subsidiary, operating unit or division performance measures as selected by the Compensation Committee: earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; or earnings per share); financial return ratios (e.g., return on investment, return on invested capital, return on equity or return on assets); increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; stock price; assets; achievement of balance sheet or income statement objectives; and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. The terms of any award may provide that partial achievement of performance criteria may result in partial payment or vesting of the award. Additionally, in establishing the performance measures, the Compensation Committee may provide for the inclusion or exclusion of certain items.

Change In Control

Unless otherwise provided in an award agreement, upon the occurrence of a change in control, all outstanding stock options and SARs held by a participant who is employed by, or providing services to, Lakeland Financial or its subsidiaries at the time of such change in control shall become fully exercisable and all stock awards or cash incentive awards shall be fully earned and vested. For purposes of the 2008 Equity Incentive Plan, a “change in control” is generally deemed to occur when (i) any person becomes the beneficial owner of 30% or more of the voting stock of Lakeland Financial, except that the acquisition of a 30% or greater interest by a benefit plan sponsored by Lakeland Financial or a corporate restructuring in which another member of Lakeland Financial’s controlled group acquires such an interest will not be a change in control for purposes of the 2008 Equity Incentive Plan, (ii) a majority of the board members serving as of the 2008 Equity Incentive Plan’s effective date no longer serve as directors, (iii) Lakeland Financial combines or merges with another company and, immediately after the combination, the shareholders of Lakeland Financial immediately prior to the combination hold, directly or indirectly, 50% or less of the voting stock of the resulting company, or (iv) the complete liquidation or dissolution or an agreement for the disposition of all or substantially all of the assets of Lakeland Financial. In the event an award made under the 2008 Equity Incentive Plan constitutes “deferred compensation” for purposes of section 409A of the Internal Revenue Code, and the vesting of, or other rights or obligations related to an award are triggered by a change in control, the definition of “change in control” will be modified by the Compensation Committee to the extent necessary to comply with section 409A.

Amendment and Termination

The board may at any time amend or terminate the 2008 Equity Incentive Plan or any award granted under the 2008 Equity Incentive Plan, provided that no amendment or termination may impair the rights of any participant without the participant’s written consent. The board may not amend the provision of the 2008 Equity Incentive Plan related to repricing, materially increase the original number of securities which may be issued under the 2008 Equity Incentive Plan (other than as provided in the 2008 Equity Incentive Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the 2008 Equity Incentive Plan without approval of shareholders. Notwithstanding the foregoing, the Compensation Committee may amend the 2008 Equity Incentive Plan at any time, retroactively or otherwise, to insure that the 2008 Equity Incentive Plan complies with current or future law without shareholder approval, and the Compensation Committee may unilaterally amend the 2008 Equity Incentive Plan and any outstanding award, without participant consent, in order to avoid the application of, or to comply with, section 409A of the Code, and its applicable regulations and guidance.

U.S. Federal Income Tax Considerations

The following is a summary of the U.S. federal income tax consequences that may arise in conjunction with participation in the 2008 Equity Incentive Plan.

Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and Lakeland Financial will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of Lakeland Financial or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and Lakeland Financial will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. The grant of a SAR will not result in taxable income to the participant. Upon exercise of a SAR, the fair market value of shares received will be taxable to the participant as ordinary income and Lakeland Financial will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Stock Awards. A participant who has been granted a stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and Lakeland Financial will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and Lakeland Financial will be entitled to a corresponding deduction.

Cash Incentive Awards. A participant who has been granted a cash incentive award will not realize taxable income at the time of grant, provided that no cash is actually paid at the time of grant. Upon the payment of any cash in satisfaction of the cash incentive award, the participant will realize ordinary income in an amount equal to the cash award received and Lakeland Financial will be entitled to a corresponding deduction.

Withholding of Taxes. The combined company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation Committee, participants may have shares withheld from awards or may tender previously owned shares to Lakeland Financial to satisfy tax withholding requirements. The shares withheld from awards may only be used to satisfy Lakeland Financial’s minimum statutory withholding obligation.

Change in Control. Any acceleration of the vesting or payment of awards under the 2008 Equity Incentive Plan in the event of a change in control in Lakeland Financial may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by Lakeland Financial.

Tax Advice

The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the 2008 Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2008 Equity Incentive Plan. Lakeland Financial suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

The number and types of awards to be made pursuant to the 2008 Equity Incentive Plan is subject to the discretion of the Compensation Committee and is not determinable at this time.

Adoption of this proposal requires the affirmative vote of a majority of the shares of Lakeland Financial common stock represented, in person or by proxy, and entitled to vote on the matter at the annual meeting.

Equity Compensation Plan Information

The table below sets forth the following information as of December 31, 2007 for (i) all compensation plans previously approved by our shareholders and (ii) all compensation plans not previously approved by our shareholders:

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders(1)	506,513	$11.16	0
Equity compensation plans not approved by security holders	0	$0.00	0
Totals	506,513	$11.16	0

(1) Lakeland Financial Corporation 1997 Share Incentive Plan.

Board Recommendation

The Lakeland Financial board of directors has unanimously approved the 2008 Equity Incentive Plan and unanimously recommends that its shareholders vote “FOR” the approval of the 2008 Equity Incentive Plan.

STOCK PRICE PERFORMANCE GRAPH

The stock price performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Lakeland Financial specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The graph below compares the cumulative total return of Lakeland Financial, the Nasdaq Market Index and a peer group index.

INDEX	2002	2003	2004	2005	2006	2007
Lakeland Financial Corporation	$100.00	$154.64	$178.02	$185.29	$239.36	$200.71
NASDAQ Market Index	100.00	150.01	162.89	165.13	180.85	198.60
Peer Group Index	100.00	136.54	165.62	164.90	187.53	133.13

The peer group indexis comprised of all financial institution holding companies in the United States with total assets between $1.0 billion and $3.0 billion whose equity securities were traded on an exchange or national quotation service.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2007, Lake City Bank had extended, and expects to continue to extend, loans to its directors and officers and to their related interests. Such loans were, and will continue to be, made only upon the same terms, conditions, interest rates, and collateral requirements as those prevailing at the same time for comparable loans extended from time to time to other, unrelated borrowers. Loans to directors and officers do not and will not involve greater risks of collectibility, or present other unfavorable features, than loans to other borrowers. All such loans are approved by the Lake City Bank board of directors in accordance with the bank regulatory requirements. Additionally, the Audit Committee pre-approves other non-lending transactions between a director and either Lakeland Financial or Lake City Bank to ensure that such transactions do not affect a director’s independence.

AUDIT COMMITTEE REPORT

The report of the Audit Committee below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Lakeland Financial specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee assists the board in carrying out its oversight responsibilities for our financial reporting process, audit process and internal controls. The Audit Committee also reviews the audited financial statements and recommends to the board that they be included in our annual report on Form 10-K. As of December 31, 2007, the committee was comprised solely of independent directors.

The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2007 with our management and Crowe Chizek and Company LLC, our independent registered public accounting firm. The committee has also discussed with Crowe Chizek the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards) as well as having received and discussed the written disclosures and the letter from Crowe Chizek required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committees). Based on the review and discussions with management and Crowe Chizek, the committee has recommended to the board that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ending December 31, 2007 for filing with the Securities and Exchange Commission.

Submitted by:

Robert E. Bartels, Jr.

Charles E. Niemier

Emily E. Pichon

Richard L. Pletcher

Terry L. Tucker

M. Scott Welch

Members of the Audit Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders are also being asked to ratify the appointment of Crowe Chizek and Company LLC as our independent registered public accounting firm for the year ending December 31, 2007. If the appointment of Crowe Chizek is not ratified by shareholders, the matter of the appointment of an independent registered public accounting firm will be considered by the Audit Committee and board of directors. A representative of Crowe Chizek is not expected to be present at the annual meeting.

Accountant Fees

Audit Fees. The aggregate amount of fees billed by Crowe Chizek for its audit of Lakeland Financial’s annual financial statements for fiscal years 2007 and 2006, for its required reviews of our unaudited interim financial statements included in our Form 10-Qs filed during fiscal 2007 and 2006, for the integrated audit of internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act and for consents and assistance with documents filed with the SEC were $264,000 and $267,500, respectively.

Audit Related Fees. The aggregate amounts of audit related fees billed by Crowe Chizek for fiscal years 2007 and 2006 were $27,697 and $23,300, respectively. The services included employee benefit plan audits, consulting related to Sarbanes-Oxley Section 404 compliance and other audit related consultations.

Tax Fees. The aggregate amounts of tax related services billed by Crowe Chizek for fiscal years 2007 and 2006 were $76,300and $50,900, for professional services rendered for tax compliance, tax advice and tax planning. The services provided included assistance with the preparation of Lakeland Financial’s tax return and guidance with respect to estimated tax payments and for assistance implementing a real estate investment trust in 2007.

All Other Fees. The aggregate amounts of other services billed by Crowe Chizek for fiscal year 2007 and 2006 were $37,658 and $31,291 for professional services rendered for assistance with Bank Secrecy Act reviews, regulatory compliance reviews and software license fees. We did not incur any other fees from Crowe Chizek for fiscal year 2007 and 2006 other than the fees reported above.

The Audit Committee, after consideration of the matter, does not believe the rendering of these services by Crowe Chizek to be incompatible with maintaining Crowe Chizek’s independence as our independent registered public accounting firm.

Audit Committee Pre-Approval Policy

Among other things, the Audit Committee is responsible for appointing, setting compensation for and overseeing the work of the independent registered public accounting firm. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Crowe Chizek. These services include audit and audit-related services, tax services, and other services. Crowe Chizek and management are required to periodically report to the Audit Committee regarding the extent of services provided by Crowe Chizek in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis that the committee had not already specifically approved.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of our Annual Report to Shareholders for the 2007 fiscal year, which also includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (including financial statements), accompanies this proxy statement.

Michael L. Kubacki
Chairman, President and Chief Executive Officer

March 3, 2008

Warsaw, Indiana

ALL SHAREHOLDERS ARE URGED TO SIGN

AND MAIL THEIR PROXIES PROMPTLY

PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD

OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

LAKELAND FINANCIAL CORPORATION TO BE HELD ON APRIL 8, 2008

The undersigned hereby appoints David M. Findlay and Michael L. Kubacki, or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of common shares that the undersigned would be entitled to vote if then personally present at the annual meeting of shareholders, to be held at Westminster Hall located at 109 9th Street in Winona Lake, Indiana, on the 8th day of April, 2008, at 12:00 p.m., or any adjournments or postponements of the meeting, upon the matters set forth in the notice of annual meeting and proxy statement, receipt of which is hereby acknowledged, as follows:

1.	ELECTION OF DIRECTORS:
FOR all nominees listed below (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY to vote for all nominees listed below ☐

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME IN THE LIST BELOW.)

Term Expires 2011: Robert E. Bartels, Jr., Thomas A. Hiatt, Michael L. Kubacki, Steven D. Ross and M. Scott Welch.

2.	APPROVE THE LAKELAND FINANCIAL CORPORATION 2008 EQUITY INCENTIVE PLAN

☐ For	☐ Against	☐ Abstain

3.	RATIFY THE APPOINTMENT OF CROWE CHIZEK AND COMPANY LLC as the Company's independent registered public accounting firm for the year ending December 31, 2008:

☐ For	☐ Against	☐ Abstain

4.	In accordance with their discretion, upon all other matters that may properly come before said meeting and any adjournments or postponements of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED UNDER PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

Dated:	, 2008
Signature(s)

NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES SHOULD SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.

APPENDIX A

LAKELAND FINANCIAL CORPORATION
2008 EQUITY INCENTIVE PLAN
Article 1 GENERAL

Section 1.1       Purpose, Effective Date and Term. The purpose of this LAKELAND FINANCIAL CORPORATION 2008 EQUITY INCENTIVE PLAN (the “Plan”) is to promote the long-term financial success of LAKELAND FINANCIAL CORPORATION, an Indiana corporation (the “Company”), and any Subsidiary by providing a means to attract, retain and reward individuals who can and do contribute to such success and to further align their interests with those of the Company’s shareholders. The “Effective Date” of the Plan is April 8,2008, subject to approval of the Plan by the Company’s shareholders. The Plan shall remain in effect as long as any awards under it are outstanding; provided, however, that no awards may be granted under the Plan after the ten-year anniversary of the Effective Date.

Section 1.2       Administration. The authority to control and manage the operation of the Plan shall be vested in the Compensation Committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3       Participation. Each employee or Director of, or service provider to, the Company or any Subsidiary of the Company who is granted an award in accordance with the terms of the Plan shall be a “Participant” in the Plan. Awards under the Plan shall be limited to employees and Directors of, and service providers to, the Company or any Subsidiary; provided, however, that an award (other than an award of an ISO) may be granted to an individual prior to the date on which he or she first performs services as an employee or a Director, provided that such award does not become vested prior to the date such individual commences such services.

Section 1.4 Definitions. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).
Article 2 AWARDS

Section 2.1       General. Any award under the Plan may be granted singularly, in combination with another award (or awards), or in tandem whereby the exercise or vesting of one award held by a Participant cancels another award held by the Participant. Each award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such award and as evidenced in the Award Agreement. Subject to the provisions of Section 2.6, an award may be granted as an alternative to or replacement of an existing award under (i) the Plan; (ii) any other plan of the Company or any Subsidiary; (iii) any Prior Plan; or (iv) as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or any Subsidiary, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of awards that may be granted under the Plan include:

A-1

(a)         Stock Options. A stock option represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any option may be either an incentive stock option (an “ISO”) that is intended to satisfy the requirements applicable to an “incentive stock option” described in Code Section 422(b) or a non-qualified option that is not intended to be an ISO, provided, however, that no ISOs may be: (i) granted after the ten-year anniversary of the earlier of the Effective Date or shareholder approval of the Plan; or (ii) granted to a non-employee. Unless otherwise specifically provided by its terms, any option granted under the Plan shall be a non-qualified option. Any ISO granted under this Plan that does not qualify as an ISO for any reason shall be deemed to be a non-qualified option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such option from ISO treatment such that it shall become a non-qualified option.

(b)         Stock Appreciation Rights. A stock appreciation right (an “SAR”) is a right to receive, in cash, Stock or a combination of both (as shall be reflected in the Award Agreement), an amount equal to or based upon the excess of: (i) the Fair Market Value of a share of Stock at the time of exercise; over (ii) an Exercise Price established by the Committee.

(c)          Stock Awards. A stock award is a grant of shares of Stock or a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future. Such awards may include, but shall not be limited to, bonus shares, stock units, performance shares, performance units, restricted stock or restricted stock units or any other equity-based award as determined by the Committee.

(d)         Cash Incentive Awards. A cash incentive award is the grant of a right to receive a payment of cash, determined on an individual basis or as an allocation of an incentive pool (or Stock having a value equivalent to the cash otherwise payable) that is contingent on the achievement of performance objectives established by the Committee.

Section 2.2       Exercise of Options and SARs. An option or SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall an option or SAR expire later than ten (10) years after the date of its grant (five (5) years in the case of a 10% Shareholder with respect to an ISO). The “Exercise Price” of each option and SAR shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant in the case of a 10% Shareholder; further, provided, that, to the extent permitted under Code Section 409A, the Exercise Price may be higher or lower in the case of options or SARs granted in replacement of existing awards held by an employee, Director or service provider granted under a Prior Plan or by an acquired entity. The payment of the Exercise Price of an option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (a) by tendering, either actually or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (c) by personal, certified or cashiers’ check; (d) by other property deemed acceptable by the Committee; or (e) by any combination thereof.

Section 2.3       Performance-Based Compensation. Any award under the Plan which is intended to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures, to the extent required by Code Section 162(m), as may be determined by the Committee. The grant of any award and the establishment of performance measures that are intended to be performance-based compensation shall be made during the period required under Code Section 162(m).

(a)         Performance Measures. Such performance measures may be based on any one or more of the following: earnings (e.g., earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; or earnings per share); financial return ratios (e.g., return on investment, return on invested capital, return on equity or return on assets); increase in revenue, operating or net cash flows; cash flow return on investment; total shareholder return; market share; net operating income, operating income or net income; debt load reduction; expense management; economic value added; stock price; assets, achievement of balance sheet or income statement objectives and strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan.

(b)         Partial Achievement. The terms of any award may provide that partial achievement of the performance measures may result in a payment or vesting based upon the degree of achievement. In addition, partial achievement of performance measures shall apply toward a Participant’s individual limitations as set forth in Section 3.3.

(c)          Extraordinary Items. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) mergers or acquisitions. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(d)         Adjustments. Pursuant to this Section 2.3, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an award that is intended to be performance-based compensation, except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or any Subsidiary conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

Section 2.4       Dividends and Dividend Equivalents. Any award under the Plan may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to shares of Stock subject to the award, which payments may be either made currently or credited to an account for the Participant, may be settled in cash or Stock and may be subject to restrictions similar to the underlying award.

Section 2.5       Deferred Compensation. If any award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.5 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 2.6       Repricing of Awards. Except for adjustments pursuant to Section 3.4 (relating to the adjustment of shares), and reductions of the Exercise Price approved by the Company Shareholders, the Exercise Price for any outstanding option may not be decreased after the date of grant nor may an outstanding option granted under the Plan be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price.

Section 2.7       Forfeiture of Awards. Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding award, whether vested or unvested, held by a Participant shall terminate immediately, the award shall be forfeited and the Participant shall have no further rights thereunder.

Article 3 SHARES SUBJECT TO PLAN

Section 3.1       Available Shares. The shares of Stock with respect to which awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2 Share Limitations.

(a)         Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries in the aggregate under the Plan shall be 750,000 shares of Stock (all of which may be granted as ISOs to the extent that such shares are granted under the Plan). The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.

(b)         Reuse of Shares. To the extent any shares of Stock covered by an award (including stock awards), under the Plan are forfeited or are not delivered to a Participant or beneficiary for any reason, including because the award is forfeited, canceled or settled in cash, or if any shares of Stock are not delivered because the shares are used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan and shall again become eligible for issuance under the Plan. With respect to SARs that are settled in Stock, only actual shares delivered shall be counted for purposes of these limitations. If the Exercise Price of any option granted under the Plan is satisfied by tendering shares of Stock to the Company (whether by actual delivery or by attestation and whether or not such surrendered shares were acquired pursuant to any award granted under the Plan), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for issuance under the Plan.

Section 3.3 Limitations on Grants to Individuals. With respect to awards, the following limitations shall be applicable:

(a)         Options and SARs. The maximum number of shares of Stock that may be subject to options or SARs granted to any one Participant during any calendar year and are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be 100,000. For purposes of this Section 3.3(a), if an option is in tandem with an SAR, such that the exercise of the option or SAR with respect to a share of Stock cancels the tandem SAR or option right, respectively, with respect to such share, the tandem option and SAR rights with respect to each share of Stock shall be counted as covering but one share of Stock for purposes of applying the limitations of this Section 3.3(a).

(b)         Stock Awards. The maximum number of shares of Stock that may be subject to stock awards described under Section 2.1(c) which are granted to any one Participant during any calendar year and are intended to be “performance-based compensation” (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be 50,000.

(c)          Cash Incentive Awards and Stock Awards Settled in Cash. The maximum dollar amount that may be payable to a Participant pursuant to cash incentive awards described under Section 2.1(d) or cash-settled stock awards under Section 2.1(c) which are granted to any one Participant during any calendar year and are intended to be performance-based compensation (as that term is used for purposes of Code Section 162(m)) and then only to the extent that such limitation is required by Code Section 162(m), shall be $1,000,000.

(d)         Dividend, Dividend Equivalents and Earnings. For purposes of determining whether an award is intended to be qualified as performance-based compensation under the foregoing limitations of this Section 3.3, (i) the right to receive dividends and dividend equivalents with respect to any award which is not yet vested shall be treated as a separate award; and (ii) if the delivery of any shares or cash under an award is deferred, any earnings, including dividends and dividend equivalents, shall be disregarded.

(e)          Partial Performance. Notwithstanding the preceding provisions of this Section 3.3, if in respect of any performance period or restriction period, the Committee grants to a Participant awards having an aggregate dollar value and/or number of shares less than the maximum dollar value and/or number of shares that could be paid or awarded to such Participant based on the degree to which the relevant performance measures were attained, the excess of such maximum dollar value and/or number of shares over the aggregate dollar value and/or number of shares actually subject to awards granted to such Participant shall be carried forward and shall increase the maximum dollar value and/or the number of shares that may be awarded to such Participant in respect of the next performance period in respect of which the Committee grants to such Participant an award intended to qualify as “performance-based compensation” (as that term is used for purposes of Code Section 162(m)), subject to adjustment pursuant to Section 3.4 hereof.

Section 3.4       Corporate Transactions. In the event of a corporate transaction involving the Company or the shares of Stock of the Company (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), all outstanding awards under the Plan, the number of shares reserved for issuance under the Plan under Section 3.2 and each of the specified limitations set forth in Section 3.3 shall automatically be adjusted to proportionately and uniformly reflect such transaction (but only to the extent that such adjustment will not affect the status of an award intended to qualify as “performance-based compensation” under Code Section 162(m), if applicable); provided, however, that the Committee may otherwise adjust awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the awards and the Plan. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding awards; (iii) adjustment of the Exercise Price of outstanding options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include, (A) replacement of awards with other awards which the Committee determines have comparable value and which are based on stock of a company resulting from the transaction, and (B) cancellation of the award in return for cash payment of the current value of the award, determined as though the award were fully vested at the time of payment, provided that in the case of an option or SAR, the amount of such payment shall be no less than the excess of the value of the Stock subject to the option or SAR at the time of the transaction over the Exercise Price).

Section 3.5 Delivery of Shares. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)         Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any securities exchange or similar entity.

(b)         Certificates. To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be affected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

Article 4 CHANGE IN CONTROL

Section 4.1       Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or in the terms of any Award Agreement:

(a)        At the time of a Change in Control, all options and SARs then held by the Participant shall become fully exercisable immediately upon the Change in Control (subject to the expiration provisions otherwise applicable to the option or SAR).

(b)        At the time of a Change in Control, all stock awards described in Section 2.1(c) or cash incentive awards described in Section 2.1(d) shall be fully earned and vested immediately upon the Change in Control.

Section 4.2       Definition of Change in Control. For purposes of the Plan, “Change in Control” shall mean in the case of a Participant with a then-current written Employment or Change in Control Agreement, the definition of Change in Control set forth in the Employment or Change in Control Agreement. For all other Participants, a Change in Control shall be deemed to have occurred if:

(a)        The date of the consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company; or

(b)        The date that the individuals who, as of the date hereof, are members of the Board cease for any reason to constitute a majority of the Board, unless the election, or nomination for election by the shareholders, of any new director was approved by a vote of a majority of the Board, and such new director shall, for purposes of this Plan, be considered as a member of the Board; or

(c)         The date of the consummation by the Company of (i) a merger or consolidation if the shareholders, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation, in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation or (ii) a complete liquidation or dissolution or an agreement for the sale or other disposition of two-thirds or more of the consolidated assets of the Company.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because thirty percent (30%) or more of the combined voting power of the then outstanding securities of the Company is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the Company of a Subsidiary or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the shareholders of the Company in substantially the same proportion as their ownership of stock of the Company immediately prior to such acquisition.

In the event that any award under the Plan constitutes Deferred Compensation, and the settlement of, or distribution of benefits under such award is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a “change in control event” permitted under Code Section 409A.

Article 5 COMMITTEE

Section 5.1       Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Compensation Committee of the Board, provided that the Compensation Committee consists of two (2) or more members of the Board, each of whom are both a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and an “outside director” (within the meaning of Code Section 162(m)). If the Compensation Committee, at any time, does not consist of “non-employee directors” and “outside directors” as provided in this Section 5.1, the authority to control and manage the operation and administration of the Plan shall be vested in a Committee selected by the Board which does consist of two (2) or more members of the Board, each of whom are both a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and an “outside director” (within the meaning of Code Section 162(m)). Subject to applicable stock exchange rules, if the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

Section 5.2 Powers of Committee. The Committee’s administration of the Plan shall be subject to the following:

(a)        Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Company’s and any Subsidiary’s employees, Directors and service providers those persons who shall receive awards, to determine the time or times of receipt, to determine the types of awards and the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such awards, (subject to the restrictions imposed by Section 6) to cancel or suspend awards and to reduce or eliminate any restrictions or vesting requirements applicable to an award at any time after the grant of the award.

(b)         Notwithstanding anything in the Plan to the contrary, in the event that the Committee determines that it is advisable to grant awards which shall not qualify for the exception for performance-based compensation from the tax deductibility limitations of Section 162(m) of the Code, the Committee may make such grants or awards, or may amend the Plan to provide for such grants or awards, without satisfying the requirements of Section 162(m) of the Code.

(c)         The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d) The Committee will have the authority to define terms not otherwise defined herein.
(e) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(f)         In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and bylaws of the Company and applicable state corporate law.

Section 5.3       Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of a stock exchange or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant awards under the Plan to eligible persons who are either: (i) not then “covered employees,” within the meaning of Code Section 162(m) and are not expected to be “covered employees” at the time of recognition of income resulting from such award; or (ii) not persons with respect to whom the Company wishes to comply with Code Section 162(m); and/or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4       Information to be Furnished to Committee. As may be permitted by applicable law, the Company and any Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and any Subsidiary as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5       Expenses and Liabilities. All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan. The Company, and its officers and Directors, shall be entitled to rely upon the advice, opinions or valuations of any such persons.

Article 6 COMMITTEE

Section 6.1       General. The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.5, Section 3.4 and Section 6.2) may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any award granted which was granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s shareholders.

Section 6.2       Amendment to Conform to Law. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A). By accepting an award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.5 to any award granted under this Plan without further consideration or action.

Article 7 GENERAL TERMS
Section 7.1 No Implied Rights.

(a)         No Rights to Specific Assets. Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)         No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an award under this Plan, or, having been so selected, to receive a future award under this Plan.

(c) No Rights as a Shareholder. Except as otherwise provided in the Plan, no award under the Plan shall confer upon the holder thereof any rights as a shareholder of the

Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2       Transferability. Except as otherwise so provided by the Committee, awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. The Committee shall have the discretion to permit the transfer of awards under the plan; provided, however, that such transfers shall be limited to immediate family members of participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.

Section 7.3       Designation of Beneficiaries. A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4       Non-Exclusivity. Neither the adoption of this Plan by the Board nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of restricted stock, stock options or other equity awards otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5       Award Agreement. Each award granted under the Plan shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant, and the Committee may but need not require that the Participant sign a copy of the Award Agreement.

Section 7.6       Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

Section 7.7       Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8       Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied: (a) through cash payment by the Participant; (b) through the surrender of shares of Stock which the Participant already owns; or (c) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such shares under clause (c) may not be used to satisfy more than the Company’s minimum statutory withholding obligation.

Section 7.9       Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10     Successors. All obligations of the Company under this Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11     Indemnification. To the fullest extent permitted by law, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.12     No Fractional Shares. Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any award. The Committee shall determine whether cash, Stock or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.13     Governing Law. The Plan, all awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of Indiana without reference to principles of conflict of laws, except as superseded by applicable federal law.

Section 7.14     Benefits Under Other Plans. Except as otherwise provided by the Committee, awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15     Validity. If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16     Notice. Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan, any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid(provided that international mail shall be sent via overnight or two-day delivery),or sent by facsimile or prepaid overnight courier to the Company at the address set forth below. Such notices, demands, claims and other communications shall be deemed given:

(a) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;
(b) in the case of certified or registered U.S. mail, five (5) days after deposit in the U.S. mail; or
(c) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received. In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider. Communications that are to be delivered by the U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s senior human resource officer and Corporate Secretary.

Article 8 DEFINED TERMS; CONSTRUCTION
Section 8.1 In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:
(a) “ 10% Shareholder” means an individual who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.
(b) “ Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an award under the

Plan. Such document is referred to as an agreement regardless of whether Participant signature is required.
(c) “ Board” means the Board of Directors of the Company.

(d)        If the Participant is subject to an employment agreement (or other similar agreement) with the Company or a Subsidiary that provides a definition of termination for “cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means (1) any act of (A) fraud or intentional misrepresentation, or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or Subsidiary, or (2) willful violation of any law, rule or regulation in connection with the performance of a Participant’s duties (other than traffic violations or similar offenses), or (3) with respect to any employee of the Company or Subsidiary, commission of any act of moral turpitude or conviction of a felony, or (4) the willful or negligent failure of the Participant to perform his duties in any material respect.

(e) “ Change in Control” has the meaning ascribed to it in Section 4.2.
(f) “ Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.
(g) “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder.
(h) “ Committee” means the Committee acting under Article 5.
(i) “ Continuing Director” means:
(i) any member of the Board at the beginning of any period of two (2) consecutive years; and

(ii)        any person who subsequently becomes a member of the Board, if (1) such person’s nomination for election or election to the Board is recommended or approved by resolution of a majority of the Continuing Directors, or (2) such person is included as a nominee in a proxy statement of the Company distributed when a majority of the Board consists of Continuing Directors.

(j) “ Director” means a member of the board of directors of the Company or a Subsidiary.
(k) “ Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(l) “ Exercise Price” means the price established with respect to an option or SAR pursuant to Section 2.2.

(m)        “Fair Market Value” shall, on any date, mean the officially-quoted closing selling price of the shares on such date on the principal national securities exchange on which such shares are listed or admitted to trading (including the New York Stock Exchange,

Nasdaq Stock Market, Inc. or such other market or exchange in which such prices are regularly quoted) or, if there have been no sales with respect to shares on such date, the Fair Market Value shall be the value established by the Board in good faith and in accordance with Code Section 422.

(n) “ ISO” has the meaning ascribed to it in Section 2.1(a).
(o) “ Participant” means any individual who has received, and currently holds, an outstanding award under the Plan.
(p) Prior Plan” means the Lakeland Financial Corporation Amended and Restated 1997 Share Incentive Plan.
(q) “ Securities Act” means the Securities Act of 1933, as amended from time to time.
(r) “ SAR” has the meaning ascribed to it in Section 2.1(b).
(s) “ Stock” means the common stock of the Company, no par value per share.

(t)         “ Subsidiary” means Lake City Bank and, if applicable, any corporation, affiliate or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than fifty percent (50%) of the capital or profits interests.

(u)         “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an employee of, or service provider to (which, for purposes of this definition, includes Directors), the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)          The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(ii)        The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services.

(iii)       If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of or service provider to the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

(iv)       A service provider whose services to the Company or a Subsidiary are governed by a written agreement with the service provider will cease to be a service provider at the time the term of such written agreement ends (without renewal); and a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider will cease to be a service provider on the date that is ninety (90) days after the date the service provider last provides services requested by the Company or any Subsidiary (as determined by the Committee).

(v)        Unless otherwise provided by the Committee, an employee who ceases to be an employee, but becomes or remains a Director, or a Director who ceases to be a Director, but becomes or remains an employee, shall not be deemed to have incurred a Termination of Service.

(vi)       Notwithstanding the forgoing, in the event that any award under the Plan constitutes Deferred Compensation, the term Termination of Service shall be interpreted by the Committee in a manner not to be inconsistent with the definition of “Separation from Service” as defined under Code Section 409A.

(v) “ Voting Securities” means any securities which ordinarily possess the power to vote in the election of Directors without the happening of any pre-condition or contingency.
Section 8.2. In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:
(a) actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)        references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)         in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding;”

(d)        references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e) indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;
(f) “including” means “including, but not limited to;”
(g) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h) all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)          the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)         any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k) all accounting terms not specifically defined herein shall be construed in accordance with GAAP.